________________________________________________

SECURED CONVERTIBLE DEBENTURE INDENTURE

Made as as of February 24, 2023

Between

STARFIGHTERS SPACE, INC.

And

COMPUTERSHARE TRUST COMPANY OF CANADA

________________________________________________

SECURED CONVERTIBLE DEBENTURE INDENTURE

SECURED CONVERTIBLE DEBENTURE INDENTURE

SECURED CONVERTIBLE DEBENTURE INDENTURE

SECURED CONVERTIBLE DEBENTURE INDENTURE

SECURED CONVERTIBLE DEBENTURE INDENTURE

SECURED CONVERTIBLE DEBENTURE INDENTURE

This agreement is made as of February 24, 2023 between

STARFIGHTERS SPACE, INC.
a private company incorporated under the laws of State of Delaware and having its principal office at 1608 N. Jasmine Avenue, Tarpon, FL, 34689

(the "Corporation")

AND

COMPUTERSHARE TRUST COMPANY OF CANADA
a trust company existing under the laws of Canada and registered to carry on business in the Province of British Columbia

(the "Trustee")

RECITALS

The Corporation wishes to create and issue the Debentures (as herein defined) in the manner and subject to the terms and conditions of this Indenture;

FOR VALUE RECEIVED, the parties agree as follows:

ARTICLE 1- INTERPRETATION

Section 1.1 Definitions

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(1) "1933 Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

(2) "90% Redemption Right" has the meaning ascribed thereto in clause 2.5(7)(b);

(3) "this Indenture", "this Convertible Debenture Indenture", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(4) "Additional Debentures" means Debentures of any one or more series, other than the first series of Debentures, being the Initial Debentures, issued under this Indenture;

SECURED CONVERTIBLE DEBENTURE INDENTURE

(5) "Applicable Securities Legislation" means applicable securities laws (including rules, regulations, policies and instruments) in each of the applicable provinces and territories of Canada;

(6) "Auditors of the Corporation" means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

(7) "Beneficial Holder" means any Person who holds a beneficial interest in a Debenture that is represented by a Debenture Certificate or an Uncertificated Debenture registered in the name of such person's nominee;

(8) "Board of Directors" means the board of directors of the Corporation;

(9) "Book Based Only Debentures" means Debentures issued under this Indenture in non-certificated form which are held only by way of book based (electronic) register maintained by the Trustee;

(10) "Business Day" means any day other than a Saturday, Sunday or a statutory or civic holiday, or any other day on which the Trustee at its offices in Calgary, Alberta is not open for business, and shall be a day on which the Recognized Stock Exchange is open for business;

(11) "Change of Control" means: (a) any event as a result of or following which a Person or group of Persons acting jointly or in concert within the meaning of Applicable Securities Legislation, beneficially owns or exercises control or direction over an aggregate of more than 50% of the then outstanding Common Shares; or (b) the sale or other transfer of all or substantially all of the consolidated assets of the Corporation, in each case unless the holders of voting securities of the Corporation immediately prior to such sale, merger, reorganization or other similar transaction hold securities representing 50% or more of the voting control or direction in the Corporation or the successor entity upon completion of such merged, reorganized or other continuing entity;

(12) "Change of Control Notice" has the meaning ascribed thereto in subsection 2.5(7);

(13) "Change of Control Offer" has the meaning ascribed thereto in subsection 2.5(7);

(14) "Change of Control Purchase Date" means the date upon which the Change of Control becomes effective;

(15) "Collateral" has the meaning given to it in the Security Agreement;

(16) "Common Shares" means shares of common stock of the Corporation;

(17) "Conversion Price" means the dollar amount for which each Common Share, as applicable, may be issued from time to time upon the conversion of Debentures or any series of Debentures which are by their terms convertible in accordance with the provisions of Article 2;

SECURED CONVERTIBLE DEBENTURE INDENTURE

(18) "Corporation" means Starfighters Space, Inc. and includes any successor to or of the Corporation which shall have complied with the provisions of Article 10;

(19) "Counsel" means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Corporation and reasonably acceptable to the Trustee;

(20) "Current Market Price" means the fair value of a Common Share as reasonably determined by the Board of Directors;

(21) "Debenture Certificate" means a certificate evidencing Debentures substantially in the form attached as Schedule A hereto;

(22) "Debentureholders" or "holders" means the Persons for the time being entered in the register for Debentures as registered holders of Debentures or any transferees of such Persons by endorsement or delivery;

(23) "Debentures" means the debentures, notes or other evidence of indebtedness of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, the Initial Debentures, and for the time being outstanding, whether in definitive, uncertificated or interim form;

(24) "Defeased Debentures" has the meaning ascribed thereto in subsection 9.6(2);

(25) "Depository" or "CDS" means CDS Clearing and Depository Services Inc. and its successors in interest;

(26) "Encumbrance" means any mortgage, claim, charge, pledge, lien, hypothecation, guarantee, right of set-off, trust, assignment, right of first refusal, right of pre-emption, option, restriction or other encumbrance or any legal or equitable third party right or interest including any security interest of any kind (or any like agreement or arrangement creating any of the same or having similar effect);

(27) "Event of Default" has the meaning ascribed thereto in Section 8.1;

(28) "Extraordinary Resolution" has the meaning ascribed thereto in Section 12.12;

(29) "Forced Conversion Date" has the meaning ascribed thereto in Section 2.5(5);

(30) "Forced Conversion Notice" has the meaning ascribed thereto in Section 2.5(5);

(31) "Fully Registered Debentures" means Debentures registered as to both principal and interest;

(32) "Global Debenture" means a Debenture that is issued to and registered in the name of the Depository, or its nominee, pursuant to Section 2.1 for the purpose of being held by or on behalf of the Depository as custodian for participants in the Depository's book-entry only registration system or non-certificated inventory system;

SECURED CONVERTIBLE DEBENTURE INDENTURE

(33) "Indenture Documents" means this Indenture, the supplemental indentures, the Security Documents and all other certificates, instruments, notices, agreements and documents delivered or to be delivered pursuant to this Indenture or the Security Documents, each as amended, modified, supplemented, restated or replaced from time to time;

(34) "Initial Debentures" means the Debentures designated as "5.0% Secured Convertible Debentures" and described in Section 2.5;

(35) "Internal Procedures" means, in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register of Debentureholders (including without limitation, original issuance or registration of transfer of ownership), the Trustee's then-current internal procedures customary for such entry, change or deletion;

(36) "IPO Price" means the price per security of the Corporation's initial public offering in the event of a Public Listing;

(37) "Issue Date" means, in respect of a Debenture, the date on which such Debenture is issued;

(38) "Lien" means with respect to any Person, any mortgage, charge, pledge, lien, assignment, hypothecation, privilege, title retention arrangement, security interest, arrangement having the same or equivalent commercial effect as a grant of security interest or other encumbrance of any nature or kind and howsoever created or arising (including by operation of law), in respect of such Person's property or asset, or any agreement or arrangement to grant, create or give any of the foregoing;

(39) "Maturity Account" means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Trustee) for each series of Debentures issued pursuant to and in accordance with this Indenture;

(40) "Maturity Date" means the date specified for maturity of any Debentures;

(41) "Merger Event" has the meaning ascribed thereto in Section 6.5(d);

(42) "NCI Letter of Instruction" means the non-certificated inventory system letter of instruction provided by CDS to the Trustee in connection with the conversion of the Debentures;

(43) "NI 62-104" means National Instrument 62-104 - Take-Over Bids and Issuer Bids;

(44) "Offer Price" has the meaning ascribed thereto in subsection 2.5(7)(a);

SECURED CONVERTIBLE DEBENTURE INDENTURE

(45) "Offering" means the private placement of up to $8,000,000 aggregate principal amount of Initial Debentures;

(46) "Offeror's Notice" has the meaning ascribed thereto in Section 11.3;

(47) "Officer's Certificate" means a certificate of the Corporation signed by any authorized officer or director of the Corporation, in their capacity as an officer or director of the Corporation, and not in their personal capacity;

(48) "Participant" means a Person recognized by CDS as a participant in the non-certificated inventory system administered by CDS;

(49) "Periodic Offering" means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time;

(50) "Permitted Liens" means any of the following:

(a) Liens for taxes, assessments or governmental charges or levies that are not yet due or that if due are being contested or litigated in good faith and with respect to which an adequate reserve has been taken in accordance with generally accepted accounting principles;

(b) undetermined or inchoate Liens, rights of distress and charges incidental to current operations which have not at such time been filed or exercised and of which the Trustee has not been given notice, or which relate to obligations not due or payable, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings;

(c) any Lien resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, employment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar liens, and public, statutory and other like obligations incurred in the ordinary course of business;

(d) any Lien created by a judgment of a court of competent jurisdiction, as long as the judgment is being contested diligently and in good faith by appropriate proceedings;

(e) Liens granted pursuant to the Security Documents;

(f) Liens and renewals thereof to secure payment of the purchase price or the repayment of monies borrowed to pay the purchase price of any property or properties hereafter acquired by the Corporation in the ordinary course of its business;

SECURED CONVERTIBLE DEBENTURE INDENTURE

(g) Liens granted in respect of other indebtedness of the Corporation that is expressly subordinated to the obligations under the Indenture Documents or otherwise subject to the terms of an intercreditor agreement in form and substance satisfactory to the Trustee; and

(h) any other Lien consented to in writing by the Trustee;

(51) "Person" includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof (and for the purposes of the definition of "Change of Control", in addition to the foregoing, "Person" shall include any syndicate or group that would be deemed to be a "Person" under NI 62-104);

(52) "Public Listing" means the listing of the Common Shares on a Recognized Stock Exchange;

(53) "Recognized Stock Exchange" means the Nasdaq Stock Market or any United States stock exchange;

(54) "Regulation S" means Regulation S adopted by the SEC under the 1933 Act;

(55) "Restricted Debentures" means collectively the Restricted Uncertificated Debentures and Restricted Physical Debentures;

(56) "Restricted Physical Debenture" means a definitive Debenture that bears the U.S. Legend;

(57) "Restricted Uncertificated Debenture" means an Uncertificated Debenture that is deemed to bear the U.S. Legend;

(58) "SEC" has the meaning ascribed thereto in Section 7.11;

(59) "Security Agreement" means the general security agreement dated on or about the date hereof between the Corporation and the Trustee, as amended, modified, supplemented, restated or replaced from time to time;

(60) "Security Documents" means, collectively, (a) the Security Agreement, and (b) all such other agreements, instruments and documents that may reasonably be required to ensure that the Trustee has a first ranking Lien on the Collateral (subject to Permitted Liens);

(61) "Serial Meeting" has the meaning ascribed thereto in Section 12.2(2)(a);

SECURED CONVERTIBLE DEBENTURE INDENTURE

(62) "Subsidiary" has the meaning ascribed thereto in the Securities Act (British Columbia);

(63) "Tax" means any present and future tax, levy, impost, deduction, withholding, duty or other charge of a similar nature, and all penalties, fines, charges and interest relating thereto;

(64) "Trustee" means Computershare Trust Company of Canada, or its successor or successors for the time being as trustee hereunder;

(65) "Uncertificated Debenture" means any Debenture which is not issued as part of a Debenture Certificate;

(66) "Underlying Securities" means the Common Shares issuable upon the forced conversion of the Debentures as set out in Section 2.5;

(67) "United States" or "U.S." means, as the context requires, the United States of America, its territories and possessions, any state of the United States, or any political subdivision thereof, and/or the District of Columbia;

(68) "U.S. Debentureholder" is (a) any U.S. Person that purchased Debentures, (b) any person that purchased Debentures on behalf of any U.S. Person or any person in the United States, (c) any purchaser of Debentures that received an offer for the Debentures while in the United States, (d) any person that was in the United States at the time the purchaser's buy order was made or the subscription agreement for Debentures was executed or delivered;

(69) "U.S. GAAP" means United States generally accepted accounting principals;

(70) "U.S. Legend" has the meaning ascribed to such term in Section 2.15(1);

(71) "U.S. Person" has the meaning ascribed to such term in Regulation S;

(72) "U.S. Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

(73) "Withholding Taxes" has the meaning ascribed to it in Section 7.9; and

(74) "Written Direction of the Corporation" means an instrument in writing signed by any one officer or director of the Corporation.

Section 1.2 Meaning of "Outstanding"

Every Debenture certified and delivered by the Trustee or every Uncertificated Debenture authenticated by the Trustee by completing its Internal Procedures hereunder shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Trustee for cancellation, conversion or redemption for monies and/or the Underlying Securities, as the case may be, or the payment thereof shall have been set aside under Section 9.2, provided that:

SECURED CONVERTIBLE DEBENTURE INDENTURE

(a) Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b) when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(c) for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Corporation shall be disregarded except that:

(i) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Trustee knows are so owned shall be so disregarded; and

(ii) Debentures so owned which have been pledged in good faith other than to the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Corporation or a Subsidiary of the Corporation.

Section 1.3 Interpretation

In this Indenture:

(a) words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b) all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c) all references to Sections, subsections or clauses refer, unless otherwise specified, to Sections, subsections or clauses of this Indenture;

(d) words and terms denoting inclusiveness (such as "include" or "includes" or "including"), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them;

SECURED CONVERTIBLE DEBENTURE INDENTURE

(e) reference to any agreement or other instrument in writing means such agreement or other instrument in writing as amended, modified, replaced or supplemented from time to time;

(f) unless otherwise indicated, reference to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time; and

(g) unless otherwise indicated, time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated by including the day on which the period commences and excluding the day on which the period ends.

Section 1.4 Headings, etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

Section 1.5 Time of Essence

Time shall be of the essence of this Indenture.

Section 1.6 Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States of America unless otherwise expressed.

Section 1.7 Invalidity, etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

Section 1.8 Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating hereto, including, without limiting the generality of the foregoing, the form of Debenture attached hereto as Schedule A, be drawn up in the English language only.

Section 1.9 Successors and Assigns

All covenants and agreements of the Corporation in this Indenture and the Debentures shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 1.10 Severability

In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, such provision shall be deemed to be severed herefrom or therefrom and the validity, legality and enforceability of the remaining provisions shall not in any way be affected, prejudiced or impaired thereby.

Section 1.11 Entire Agreement

This Indenture and all supplemental indentures and Schedules hereto and thereto, and the Debentures issued hereunder and thereunder, together constitute the entire agreement between the parties hereto with respect to the indebtedness created hereunder and thereunder and under the Debentures and supersedes as of the date hereof all prior memoranda, agreements, negotiations, discussions and term sheets, whether oral or written, with respect to the indebtedness created hereunder or thereunder and under the Debentures.

Section 1.12 Benefits of Indenture

Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures, the Secured Creditors (to the extent provided in Article 5 only), and (to the extent provided in Section 8.11) the holders of Common Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 Applicable Law and Attornment

This Indenture, any supplemental indenture and the Debentures shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts, with respect to any suit, action or proceedings relating to this Indenture, any supplemental indenture or any Debenture, the Corporation, the Trustee and each holder irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

Section 1.14 Currency of Payment

Unless otherwise indicated in a supplemental indenture with respect to any particular series of Debentures, all payments to be made under this Indenture or a supplemental indenture shall be made in United States dollars.

Section 1.15 Non-Business Days

Whenever any payment to be made hereunder shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other action shall be taken, as the case may be, unless otherwise specifically provided herein, on or as of the next succeeding Business Day without any additional interest, cost or charge to the Corporation.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 1.16 Accounting Terms

Except as hereinafter provided or as otherwise indicated in this Indenture, all calculations required or permitted to be made hereunder pursuant to the terms of this Indenture shall be made in accordance with U.S. GAAP. For greater certainty, U.S. GAAP shall include any accounting standards that may from time to time be approved for general application by the Financial Acconting Standards Board.

Section 1.17 Calculations

The Corporation shall be responsible for making all calculations called for hereunder including, without limitation, calculations of Current Market Price. The Corporation shall make such calculations in good faith and, absent manifest error, the Corporation's calculations shall be final and binding on holders and the Trustee. The Corporation will provide a schedule of its calculations to the Trustee and the Trustee shall be entitled to rely conclusively on the accuracy of such calculations without independent verification.

Section 1.18 Schedules

(1) The following Schedule is incorporated into and form part of this Indenture:

Schedule A - Form of Debenture

(2) In the event of any inconsistency between the provisions of any Section of this Indenture and the provisions of the Schedules which form a part hereof, the provisions of this Indenture shall prevail to the extent of the inconsistency.

ARTICLE 2 - THE DEBENTURES

Section 2.1 Issue of Global Debentures

(1) The Corporation may specify that the Debentures of a series are to be issued in whole or in part as one or more Global Debentures, that may or may not be Book Based Only Debentures, registered in the name of a Depository, or its nominee, designated by the Corporation in the Written Direction of the Corporation delivered to the Trustee at the time of issue of such Debentures, and in such event the Corporation shall execute and the Trustee shall certify and deliver one or more Global Debentures that are not Book Based Only Debentures that shall:

(a) represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

(b) be released by the Trustee as instructed by the Corporation for further delivery to such Depository or pursuant to such Depository's instructions; and

(c) bear a legend substantially to the following effect, or as may otherwise be required by the Depositary:

SECURED CONVERTIBLE DEBENTURE INDENTURE

"THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF.  THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST INDENTURE DATED AS OF THE 24th DAY OF FEBRUARY, 2023 BETWEEN STARFIGHTERS SPACE, INC. AND COMPUTERSHARE TRUST COMPANY OF CANADA (THE "INDENTURE").  EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE DEBENTURE AND THE SECURITIES DELIVERABLE UPON THE CONVERSION THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, EACH AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. FURTHERMORE, THE SECURITY REPRESENTED HEREBY CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO STARFIGHTERS SPACE, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE."

SECURED CONVERTIBLE DEBENTURE INDENTURE

(2) Each Depository designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the Applicable Securities Legislation of the jurisdiction where the Depository has its principal offices.

Section 2.2 Limit of Debentures

The aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

Section 2.3 Terms of Debentures of any Series

(1) The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

(a) the designation of the Debentures of the series (which need not include the term "Debentures"), which shall distinguish the Debentures of the series from the Debentures of all other series;

(b) any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Section 2.10, Section 2.11, Section 3.1 and Section 3.6 and Articles 4 and 6);

(c) the date or dates on which the principal of the Debentures of the series is payable (if not covered by such date or dates);

(d) the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable (if not covered by such date or dates) and on which record date, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

SECURED CONVERTIBLE DEBENTURE INDENTURE

(e) the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f) the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed;

(g) the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory conversion, redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h) if other than denominations of $100 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i) subject to the provisions of this Indenture, any trustee, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j) any other events of default or covenants with respect to the Debentures of the series;

(k) whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any Person;

(l) the form and terms of the Debentures of the series;

(m) if applicable, that the Debentures of the series shall be issuable in certificated or uncertificated form;

(n) if other than United States currency, the currency in which the Debentures of the series are issuable; and

(o) any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

(2) All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the Board of Directors, Officer's Certificate or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the Board of Directors, Officer's Certificate or in an indenture supplemental hereto.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 2.4 Form of Debentures

Except in respect of the Initial Debentures, the form of which is provided for herein, the Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the Board of Directors (or to the extent established pursuant to, rather than set forth in, a resolution of the Board of Directors, in an Officer's Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the directors or officers of the Corporation executing such Debentures on behalf of the Corporation, as conclusively evidenced by their execution of such Debentures.

Section 2.5 Form and Terms of Initial Debentures

(1) The first series of Debentures (the "Initial Debentures") authorized for issue immediately is limited to an aggregate principal amount of up to $8,000,000 and shall be designated as "5.0% Secured Convertible Debentures".

(2) The Initial Debentures shall be dated as of the Issue Date, and shall mature on Febuary 24, 2025 (the "Maturity Date" for the Initial Debentures).

(3) The Initial Debentures shall bear interest from the Issue Date thereof at the rate of 5.0% per annum (based on a year of 360 days comprised of twelve 30-day months), (not already converted) payable on the Maturity Date of the Initial Debentures (deducting any Tax which the Corporation is required by law to deduct or withhold from such interest payment), payable after as well as before default, with interest on amounts in default or after maturity at the same rate, in each case compounded semi-annually. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day. The record date for the payment of interest on the Initial Debentures will be that date which is five Business Days prior to the Maturity Date.

(4) The Initial Debentures will be direct secured obligations of the Corporation. The Initial Debentures will rank pari passu in right of payment of principal and interest with all other Debentures issued under the Offering (regardless of their actual date or terms of issue).

SECURED CONVERTIBLE DEBENTURE INDENTURE

(5) Upon and subject to the provisions and conditions of Section 3.6, Section 3.7 and Article 6, the Initial Debentures may be converted into the Underlying Securities on the following terms and subject to the following conditions:

(a) In the event the Corporation completes a Public Listing and upon giving the Debentureholders advance written notice by way of a news release and concurrently providing a written notice to the Trustee in accordance with Section 13.3 (the "Forced Conversion Notice"), the principal amount of the Initial Debentures and all accrued and unpaid interest thereon (the "Conversion Amount") will automatically convert and the Initial Debentures will be deemed surrendered without any further action on the part of the Debentureholder, into the Underlying Securities at a conversion price (the "Conversion Price") equal to the lesser of (i) a 40% discount to the IPO Price; and (ii) $4.00, and such Underlying Securities issued shall be subject to a six month hold period from the completion of such Public Listing, or such other length of time as may be determined by the Corporation at the time of the Public Listing. The Underlying Securities to be allotted and issued to the relevant Debentureholder pursuant to such conversion shall be determined by dividing the Conversion Amount by the Conversion Price. Such allotment and issue shall be in full satisfaction and discharge of the Conversion Amount so converted.

(b) The effective date for the forced conversion (the "Forced Conversion Date") shall be the date the Corporation completes a Public Listing.

(c) The Conversion Price for each Underlying Security to be issued upon the conversion of Initial Debentures shall be as set out in Section 2.5(a). Except as provided below, no adjustment in the number of the Underlying Securities to be issued upon conversion will be made for dividends or distributions on Common Shares issuable upon conversion, the record date for the payment of which precedes the date upon which the holder becomes a holder of Common Shares in accordance with Article 6. No fractional Underlying Securities will be issued, and holders will receive a cash payment in satisfaction of any fractional interest based on the Current Market Price as of the date of conversion, provided, however, the Corporation shall not be required to make any payment of less than $4.00. The Conversion Price applicable to, and the Underlying Securities or other property receivable on the conversion of, the Initial Debentures is subject to adjustment pursuant to the provisions of Section 6.2.

(d) If any Initial Debenture becomes issuable after the Forced Conversion Date, such Initial Debenture shall not be issued, and the Person that would otherwise have been entitled to receive such Initial Debenture shall instead receive the number of Common Shares that such Person would be entitled to receive upon conversion of such Initial Debenture in accordance with this Indenture, as adjusted in accordance with Section 6.2 (including, for greater certainty, in connection with any event occurring after the Forced Conversion Date).

SECURED CONVERTIBLE DEBENTURE INDENTURE

(e) An Initial Debenture in respect of which a holder has accepted a notice in respect of a Change of Control Offer pursuant to the provisions of subsection 2.5(7) may be surrendered for conversion only if such notice is withdrawn in accordance with this Indenture.

(6) The Initial Debentures shall be issued in denominations of $100 and integral multiples of $100. Each Initial Debenture and the certificate of the Trustee endorsed thereon shall be issued in substantially the form set out in Schedule A, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, as more particularly specified by the Corporation in writing to the Trustee. Each Initial Debenture shall additionally bear such distinguishing letters and numbers as the Trustee shall approve. Notwithstanding the foregoing, an Initial Debenture may be in such other form or forms as may, from time to time, be, approved by a resolution of the Board of Directors, or as specified in an Officer's Certificate. The Initial Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

(7) Within 30 days prior to the consummation of a Change of Control, and subject to the provisions and conditions of this subsection 2.5(7), the Corporation shall, at the discretion of the holders of Initial Debentures, be obligated to offer to purchase or convert all of the Initial Debentures then outstanding. The terms and conditions of such obligation are set forth below:

(a) Not less than 30 days prior to the consummation of a Change of Control, the Corporation shall deliver to the Trustee, and the Trustee shall promptly deliver to the holders of the Initial Debentures, notice of the Change of Control (a "Change of Control Notice") specifying the date on which such Change of Control will occur and the circumstances or events giving rise to such Change of Control, and the Debentureholders shall, in their sole discretion, have the right to require the Corporation to, either: (i) purchase the Debentures at 100% of the principal amount thereof plus unpaid interest to the Maturity Date (the "Offer Price"); or (ii) convert the Debentures at a price equal to the price per Common Share paid for the Common Shares being acquired as part of the Change of Control (the "Change of Control Offer").

(b) If 90% or more in aggregate principal amount of Initial Debentures outstanding on the date the Corporation provides the Change of Control Notice to holders of the Initial Debentures have been surrendered for purchase pursuant to the Change of Control Offer on the expiration thereof, the Corporation has the right upon written notice provided to the Trustee within 10 days following the expiration of the Change of Control Offer, to redeem all the Initial Debentures remaining outstanding on the expiration of the Change of Control Offer at the Offer Price as at the Change of Control Purchase Date (the "90% Redemption Right").

SECURED CONVERTIBLE DEBENTURE INDENTURE

(c) Upon receipt of notice that the Corporation has exercised or is exercising the 90% Redemption Right and is acquiring the remaining Initial Debentures, the Trustee shall promptly provide written notice to each Debentureholder that did not previously accept the Change of Control Offer that:

(i) the Corporation has exercised the 90% Redemption Right and is purchasing all outstanding Initial Debentures effective on the expiry of the Change of Control Offer at the Offer Price, and shall include a calculation of the amount payable to such holder as payment of the Offer Price as at the Change of Control Purchase Date;

(ii) each such holder must transfer their Initial Debentures to the Trustee on the same terms as those holders that accepted the Change of Control Offer and must send their respective Initial Debentures, duly endorsed for transfer, to the Trustee within 10 days after the sending of such notice; and

(iii) the rights of such holder under the terms of the Initial Debentures and this Indenture cease effective as of the date of expiry of the Change of Control Offer provided the Corporation has, on or before the time of notifying the Trustee of the exercise of the 90% Redemption Right, paid the Offer Price to, or to the order of, the Trustee and thereafter the Initial Debentures shall not be considered to be outstanding and the holder shall not have any right except to receive such holder's Offer Price upon surrender and delivery of such holder's Initial Debentures in accordance with the Indenture.

(d) The Corporation shall, on or before 10:00 a.m. (Calgary time) on the Business Day immediately prior to the Change of Control Purchase Date, deposit with the Trustee or any paying agent to the order of the Trustee, such sums of money as may be sufficient to pay the Offer Price of the Initial Debentures to be purchased or redeemed by the Corporation on the Change of Control Purchase Date (less any tax required by law to be deducted or withheld in respect thereof), provided the Corporation may elect to satisfy this requirement by providing the Trustee with a wire transfer for such amounts required under this clause 2.5(7)(d). The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any reasonable charges or expenses which may be incurred by the Trustee in connection with such purchase. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid to the holders of such Initial Debentures, the Offer Price to which they are entitled (less any tax required by law to be deducted or withheld in respect of accrued and unpaid interest) on the Corporation's purchase.

(e) In the event that one or more of such Initial Debentures being purchased in accordance with this subsection 2.5(7) becomes subject to purchase in part only, upon surrender of such Initial Debentures for payment of the Offer Price, the Corporation shall execute and the Trustee shall certify or authenticate and deliver without charge to the holder thereof or upon the holder's order, one or more new Initial Debentures for the portion of the principal amount of the Initial Debentures not purchased.

SECURED CONVERTIBLE DEBENTURE INDENTURE

(f) Initial Debentures for which holders have accepted the Change of Control Offer and Initial Debentures which the Corporation has elected to redeem in accordance with this subsection 2.5(7) shall become due and payable at the Offer Price on the Change of Control Purchase Date, in the same manner and with the same effect as if it were the date of maturity specified in such Initial Debentures, anything therein or herein to the contrary notwithstanding, and from and after the Change of Control Purchase Date, if the money necessary to purchase or redeem, or the Common Shares necessary to purchase or redeem, the Initial Debentures shall have been deposited as provided in this subsection 2.5(7) and affidavits or other proofs satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Initial Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

(g) In case the holder of any Initial Debenture to be purchased or redeemed in accordance with this subsection 2.5(7) shall fail on or before the Change of Control Purchase Date to so surrender such holder's Initial Debenture or shall not within such time accept payment of the monies payable, to take delivery of certificates representing such Common Shares issuable in respect thereof, or give such receipt therefor, if any, as the Trustee may require, such monies may be set aside in trust, or such certificates may be held in trust, without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum or the Common Shares so set aside and the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited, or take delivery of the certificates so deposited, or both, upon surrender and delivery of such holder's Initial Debenture. In the event that any money or certificates representing Common Shares required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Initial Debentures issued hereunder shall remain so deposited for a period of six years from the Change of Control Purchase Date, then such monies, or certificates representing Common Shares, together with any accumulated interest thereon, or any distributions paid thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depository or paying agent to the Corporation and the Trustee shall not be responsible to Debentureholders for any amounts owing to them.

(h) Subject to the provisions above related to Initial Debentures purchased in part, all Initial Debentures redeemed and paid under this subsection 2.5(7) shall forthwith be delivered to the Trustee and cancelled and no Initial Debentures shall be issued in substitution therefor.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 2.6 Certification and Delivery of Additional Debentures

The Corporation may from time to time request the Trustee to certify or authenticate and deliver Additional Debentures of any series by delivering to the Trustee the documents referred to below in this Section 2.6 whereupon the Trustee shall certify or authenticate such Debentures and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Direction of the Corporation. The maturity date, issue date, interest rate (if any) and any other terms of the Debentures of such series shall be set forth in or determined by or pursuant to such Written Direction of the Corporation and procedures. In certifying or authenticating such Debentures, the Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a) an Officer's Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;

(b) a Written Direction of the Corporation requesting certification and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Debentures of a series subject to a Periodic Offering:

(i) such Written Direction of the Corporation may be delivered by the Corporation to the Trustee prior to the delivery to the Trustee of such Additional Debentures of such series for certification and delivery;

(ii) the Trustee shall certify or authenticate and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Corporation or pursuant to procedures acceptable to the Trustee as may be specified from time to time by a Written Direction of the Corporation;

(iii) the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Corporation or pursuant to such procedures; and

(iv) if provided for in such procedures, such Written Direction of the Corporation may authorize certification and delivery pursuant to oral or electronic instructions from the Corporation which oral or electronic instructions shall be promptly confirmed in writing;

(c) an opinion of Counsel, in form and substance satisfactory to the Trustee, acting reasonably, to the effect that all requirements imposed by this Indenture and by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

SECURED CONVERTIBLE DEBENTURE INDENTURE

(d) an Officer's Certificate (which Officer's Certificate shall be in such form that satisfies all applicable laws) certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set forth in Section 14.5), have been complied with subject to the delivery of any documents or instruments specified in such Officer's Certificate and that no Event of Default exists or will exist upon such certification and delivery.

Section 2.7 Non-Certificated Deposit

(1) Subject to the provisions hereof, at the Corporation's option, Debentures may be issued and registered in the name of CDS or its nominee and:

(a) the deposit of which may be confirmed electronically by the Trustee to a particular Participant through CDS; and

(b) shall be identified by a specific restricted CUSIP/ISIN as requested by the Corporation from CDS to identify each specific series of Debentures.

(2) If the Corporation issues Debentures in a non-certificated format, Beneficial Holders of such Debentures registered and deposited with CDS shall not receive Debenture Certificates in definitive form and shall not be considered owners or holders thereof under this Indenture or any supplemental indenture. Beneficial interests in Debentures registered and deposited with CDS will be represented only through the non-certificated inventory system administered by CDS. Transfers of Debentures registered and deposited with CDS between Participants shall occur in accordance with the rules and procedures of CDS. Neither the Corporation nor the Trustee shall have any responsibility or liability for any aspects of the records relating to or payments made by CDS or its nominee, on account of the beneficial interests in Debentures registered and deposited with CDS. Nothing herein shall prevent the Beneficial Holders of Debentures registered and deposited with CDS from voting such Debentures using duly executed proxies or voting instruction forms.

(3) All references herein to actions by, notices given or payments made to Debentures shall, where Debentures are held through CDS, refer to actions taken by, or notices given or payments made to, CDS upon instruction from the Participants in accordance with its rules and procedures. For the purposes of any provision hereof requiring or permitting actions with the consent of or the direction of Debentureholders evidencing a specified percentage of the aggregate Debentures outstanding, such direction or consent may be given by Beneficial Holders acting through CDS and the Participants owning Debentures evidencing the requisite percentage of the Debentures. The rights of a Beneficial Holder whose Debentures are held established by law and agreements between such holders and CDS and the Participants upon instructions from the Participants. Each Trustee and the Corporation may deal with CDS for all purposes (including the making of payments) as the authorized representative of the respective Debentures and such dealing with CDS shall constitute satisfaction or performance, as applicable, of their respective obligations hereunder.

SECURED CONVERTIBLE DEBENTURE INDENTURE

(4) For so long as Debentures are held through CDS, if any notice or other communication is required to be given to Debentureholders, the Trustee will give such notices and communications to CDS.

(5) If CDS resigns or is removed from its responsibility as Depository and the Trustee is unable or does not wish to locate a qualified successor, CDS shall provide the Trustee with instructions for registration of Debentures in the names and in the amounts specified by CDS and the Corporation shall issue and the Trustee shall certify or authenticate and deliver the aggregate number of Debentures then outstanding in the form of Debentures Certificates representing such Debentures.

(6) The rights of Beneficial Holders who hold securities entitlements in respect of the Debentures through non-certificated inventory system administered by CDS shall be limited to those established by applicable law and agreements between the Depository and the Participants and between such Participants and the Beneficial Holders who hold securities entitlements in respect of the Debentures through the non-certificated inventory system administered by CDS, and such rights must be exercised through a Participant in accordance with the rules and procedures of the Depository.

(7) Notwithstanding anything herein to the contrary, none of the Corporation nor the Trustee nor any agent thereof shall have any responsibility or liability for:

(a) the electronic records maintained by the Depository relating to any ownership interests or other interests in the Debentures or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any Person in any Debenture represented by an electronic position in the non-certificated inventory system administered by CDS (other than Depository or its nominee);

(b) for maintaining, supervising or reviewing any records of the Depository or any Participant relating to any such interest; or

(c) any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Participant.

(8) The Corporation may terminate the application of this Section 2.7 in its sole discretion in which case all Debentures shall be evidenced by Debenture Certificates registered in the name of a Person other than the Depository.

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Section 2.8 Execution of Debentures

All Debentures shall be signed (either manually or by facsimile or other electronic signature) by any one authorized director or officer of the Corporation holding office at the time of signing. A facsimile or electronic signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the Person whose signature it purports to be. Notwithstanding that any Person whose signature, either manual or in facsimile or electronic form, appears on a Debenture as a director or officer may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

Section 2.9 Certification

(1) No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been certified or authenticated by or on behalf of the Trustee in accordance with this Indenture, the relevant supplemental indenture, or in some other manner approved by the Trustee. Such certification or authentication of any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof. Debentures will be authenticated on a Written Direction of the Corporation.

(2) The certificate of the Trustee signed on the Debentures, or interim Debentures hereinafter mentioned, and the authentication of Uncertificated Debentures, shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The certificate of the Trustee on the Debentures or interim Debentures, and the authentication of Uncertificated Debentures, shall, however, be a representation and warranty by the Trustee that the Debentures or interim Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

(3) The Trustee shall authenticate Uncertificated Debentures (whether upon original issuance, exchange, registration of transfer or otherwise) by completing its Internal Procedures and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Debentures have been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Debentures with respect to which this Indenture requires the Trustee to maintain records or accounts. In case of differences between the register at any time and any other time the register at the later time shall be controlling, absent manifest error and such Uncertificated Debentures are binding on the Corporation.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 2.10 Interim Debentures or Certificates

Pending the delivery of definitive Debentures of any series to the Trustee, the Corporation may issue and the Trustee certify or authenticate in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Corporation may execute and the Trustee certify or authenticate a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Corporation and the Trustee may approve entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Debentures to the Trustee, the Trustee shall cancel such temporary Debentures, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Corporation or the Trustee to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

Section 2.11 Mutilation, Loss, Theft or Destruction

In case any of the Debenture Certificate issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Debenture Certificate upon surrender and cancellation of the mutilated Debenture Certificate, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation and to the Trustee such evidence of the loss, theft or destruction of the Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

Section 2.12 Concerning Interest

(1) All Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest from and including their issue date.

SECURED CONVERTIBLE DEBENTURE INDENTURE

(2) Unless otherwise specifically provided in the terms of the Debentures of any series, interest shall be computed on the basis of a year of 360 days comprised of twelve 30-day months. With respect to any series of Debentures, whenever interest is computed on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Section 2.13 Debentures to Rank Pari Passu

The Debentures will be direct secured obligations of the Corporation. Each Debenture of the same series of Debentures will rank pari passu in right of payment of principal and interest with each other Debenture of the same series (regardless of their actual date or terms of issue).

Section 2.14 Payments of Amounts Due on Maturity

Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures, payments of amounts due upon maturity of the Debentures (if not already converted) will be made in the following manner:

(1) The Corporation will establish and maintain with the Trustee a Maturity Account for each series of Debentures. Each such Maturity Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture.

(2) The Corporation shall deposit with the Trustee on or before 10:00 a.m. (Calgary time) on the Business Day immediately prior to the Maturity Date (provided that such Debentures have not already been converted) such sums of money as may be sufficient to pay all the principal, premium (if any), and accrued and unpaid interest thereon up to but excluding the Maturity Date (less any tax required by law to be deducted or withheld), provided the Corporation may elect to satisfy this requirement by providing the Trustee with a wire for such amounts required under this Section 2.14. The Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection therewith. Every such deposit shall be irrevocable.

(3) The Trustee, on behalf of the Corporation, will pay to each Debentureholder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture, upon surrender of the Debenture at any branch of the Trustee designated for such purpose from time to time by the Corporation and the Trustee. The delivery of such funds to the Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any deducted or withheld as aforesaid) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled.

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Section 2.15 Legends on the Debentures and Common Shares

(1) The Debentures and the Underlying Securities issuable upon conversion of thereof have not been and will not be registered under the 1933 Act or under any United States state securities laws. Accordingly, all such Debentures and all Underlying Securities issuable on conversion thereof, shall be "restricted securities" within the meaning assigned to that term in Rule 144(a)(3) under the 1933 Act, and all Debentures will be "Restricted Debentures", including Debentures held by Debentureholders who are not U.S. Persons (as defined in Regulation S). Each Debenture Certificate representing Restricted Debentures issued to a Debentureholder and each certificate representing the Underlying Securities shall bear or be deemed to bear the following legends (collectively, the "U.S. Legend") or such variations thereof as the Corporation may prescribed from time to time:

Debentures

"THESE DEBENTURES AND THE SECURITIES DELIVERABLE UPON THE CONVERSION THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, EACH AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [For Debentures issued outside the United States in offshore transactions pursuant to Rule 903 of Regulation S, add: FURTHERMORE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.]

THESE DEBENTURES MAY NOT BE CONVERTED UNLESS THESE DEBENTURES AND THE COMMON SHARES ISSUABLE UPON CONVERSION THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

SECURED CONVERTIBLE DEBENTURE INDENTURE

Underlying Securities

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, EACH AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  [For Underlying Securities issued outside the United States in offshore transactions pursuant to Rule 903 of Regulation S, or issued in reliance on section 3(a)(9) of the U.S. Securities Act upon conversion of Debentures issued outside the United States in offshore transactions pursuant to Rule 903 of Regulation S, add: FURTHERMORE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.]

In addition, to the extent any Debentures or Underlying Securities are transferred in accordance with the provisions of this Indenture, and except as may otherwise be confirmed by a legal opinion of counsel of recognized standing in form and substance reasonably acceptable to the Corporation, such securities will remain "restricted securities" and will continue to be endorsed with the above U.S. Legends.  As the Corporation is a "domestic issuer" within the meaning ascribed to such term in Rule 405 under the 1933 Act and Rule 902(e) of Regulation S, any of such securities sold outside the United States in accordance with either Rule 903 or Rule 904 of Regulation will continue to be "restricted securities" under Rule 905 of Regulation S.

(2) Prior to the issuance of any Debentures, the Corporation shall notify the Trustee, in writing, concerning which Debentures are to be issued as Restricted Debentures and which shall bear the legend contained in subsection 2.15(1). The Trustee will maintain a list of all registered holders from time to time of such legended Debentures which are included in the Restricted Debentures.

(3) To the extent that any Debentures are offered and sold in Canada to Canadian Debentureholders, the Debenture Certificates or other instruments representing the Debentures, and the stock certificates representing any Underlying Securities issued upon conversion of such Debentures, (if issued prior to the expiration of the applicable hold periods), if any, will bear the following legend in accordance with Applicable Securities Legislation:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISUER IN ANY PROVINCE OR TERRITORY."

SECURED CONVERTIBLE DEBENTURE INDENTURE

(4) Notwithstanding any other provisions of this Indenture, in processing and registering transfers of Debentures, no duty or responsibility whatsoever shall rest upon the Trustee to determine the compliance by any transferor or transferee with the terms of the legend contained in subsections 2.15(1) or 2.15(3) or with the relevant securities laws or regulations, including, without limitation, Regulation S, and the Trustee shall be entitled to assume that all transfers are legal and proper.

(5) Each Underlying Security issued upon conversion of Debentures represented by the Restricted Debentures shall be represented by a certificate with a restricted CUSIP or a U.S. restrictive legend in the form required by subsection 2.15(1) or such other form as the Corporation may from time to time prescribe, and each certificate representing Underlying Securities issued upon conversion of Debentures bearing the U.S. Legend shall have imprinted or otherwise reproduced thereon such U.S. Legend.

ARTICLE 3 - REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

Section 3.1 Global Debentures or Book Based Only Debentures

(1) With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures and/or as Book Based Only Debentures, the Corporation shall cause to be kept by and at the principal office of the Trustee in Calgary, Alberta, and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the name and address of the holder of each such Global Debenture and/or Book Based Only Debenture as holder thereof and particulars of the Global Debenture and/or Book Based Only Debenture held by it, and of all transfers thereof.  If any Debentures of such series are at any time not Global Debentures or Book Based Only Debentures, the provisions of Section 3.2 shall govern with respect to registrations and transfers of such Debentures.

(2) Notwithstanding any other provision of this Indenture, a Global Debenture or Book Based Only Debenture may not be transferred by the registered holder thereof and accordingly, no definitive Debenture Certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the Directors, an Officer's Certificate or a supplemental indenture relating to a particular series of Additional Debentures:

(a) Global Debentures or Book Based Only Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

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(b) Global Debentures or Book Based Only Debentures may be transferred at any time after (i) the Depository for such Global Debentures or Book Based Only Debentures, as the case may be, or the Corporation has notified the Trustee that the Depository is unwilling or unable to continue as Depository for such Global Debentures or Book Based Only Debentures, or (ii) the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a Depository under Section 2.1(2), provided in each case that at the time of such transfer the Trustee and the Corporation are unable to locate a qualified successor Depository for such Global Debentures or Book Based Only Debentures;

(c) Global Debentures or Book Based Only Debentures may be transferred at any time after the Corporation has determined, in its sole discretion, with the consent of the Trustee to terminate the book-entry only registration system or book based entry, as the case may be, in respect of such Global Debentures or Book Based Only Debentures and has communicated such determination to the Trustee in writing;

(d) Global Debentures or Book Based Only Debentures may be transferred at any time after the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a Global Debenture or Book Based Only Debentures, as the case may be, provided that Beneficial Holders of the Debentures representing, in the aggregate, more than 25% of the aggregate principal amount of the Debentures of such series advise the Depository in writing, through the Participants, that the continuation of the book-entry only registration system or book based entry, as applicable, for such series of Debentures is no longer in their best interest and also provided that at the time of such transfer the Debentureholders have not waived the Event of Default pursuant to Section 8.3;

(e) Global Debentures or Book Based Only Debentures may be transferred if required by applicable law;

(f) Global Debentures or Book Based Only Debentures may be transferred if the book-entry only registration system or book based entry, as applicable, ceases to exist; or

(g) Global Debentures or Book Based Only Debentures may be transferred and definitive certificate(s) may be issued to Beneficial Holders if requested, in writing, by a Beneficial Holder through the Depositary Participant through whom the beneficial interest in the Debentures are held at the time of the request and in accordance with the agreements and policies between the Depositary and Depositary Participants.

(3) With respect to the Global Debentures, unless and until Debenture Certificates have been issued to Beneficial Holders of the Debentures pursuant to subsection Section 3.1(2):

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(a) the Corporation and the Trustee may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

(b) the rights of the Beneficial Holders of the Debentures shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Participants;

(c) the Depository will make book-entry or book based, as applicable, transfers among the Participants; and

(d) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders of the Debentures or the Participants, and has delivered such instructions to the Trustee.

(4) Whenever a notice or other communication is required to be provided to Debentureholders, unless and until Debenture Certificates have been issued to Beneficial Holders of the Debentures pursuant to this Section 3.1, the Trustee shall provide all such notices and communications to the Depository for forwarding by the Depository to such Beneficial Holders in accordance with Applicable Securities Legislation.  Upon the termination of the book-entry only registration system or book based entry, as applicable, on the occurrence of one of the conditions specified in Section 3.1(2) with respect to a series of Debentures issued hereunder, the Trustee shall notify all applicable Participants and Beneficial Holders, through the Depository, of the availability of Debenture Certificates. Upon surrender by the Depository of the Debenture Certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depository, the Trustee shall deliver the Debenture Certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.2 and the remaining Sections of this Article 3, as applicable.

(5) Notwithstanding any other provisions of this Indenture or the Debentures, transfers and exchanges of Debentures and beneficial interests in Global Debentures shall be made in accordance the applicable rules and guidelines of the Securities Transfer Association of Canada.

(6) Notwithstanding any provisions made in this Indenture for the issuance, certification and authentication of Debentures in physical form as Additional Debentures, Debentures or Global Debentures, the Debentures issued under the terms of this Indenture may also be issued to the Depository in book based only form, non-certificated and appearing on the register of the Trustee as a book based entry.  In the absence of any physical securities being created for certification by the Corporation and authentication by the Trustee both at the initial issuance of the Debentures and at the time of any subsequent additional issuance of Debentures pursuant to the terms of a supplemental indenture, confirmation of the due issuance and validity of any Debentures shall be based upon the comparison of the Debentures in quantity and description appearing under the relevant broker's instant deposit request identification number to the quantity and description of Debentures as detailed in the Written Direction of the Corporation addressed to the Trustee and to the broker upon whose posting of the Book Based Only Debentures to the book entry records of the Depository on a non-certificated basis on which both the Corporation and the Trustee shall depend.  It is the responsibility of the Corporation to make the necessary arrangements with its broker or brokers to obtain, in a timely manner, the necessary instant deposit request identification number to facilitate the issuance of Book Based Only Debentures.

SECURED CONVERTIBLE DEBENTURE INDENTURE

(7) Notwithstanding anything to the contrary set out herein, all physical Debenture Certificates issued to the Depository may be surrendered to the Trustee for an electronic position on the register of Debentureholders to be maintained by the Trustee in accordance with Section 3.2. All Debentures maintained in such electronic position will be valid and binding obligations of the Corporation, entitling the registered holders thereof to the same benefits as those registered holders who hold Debentures in physical form.  This Indenture and the provisions contained herein will apply, mutatis mutandis, to such Debentures held in such electronic position. It is understood and agreed by the parties hereto that, unless the Trustee is otherwise in a position to perform electronic conversions, in every instance where Debentures held in an electronic position through the Depository are to be converted in whole or in part, such Debentures being converted shall not be certificated, and it shall be sufficient for the Trustee to convert such Debentures upon receiving either an NCI Letter of Instruction in a form agreed upon by the Trustee and the Depository, or such other form that they may require from time to time.

(8) In the establishment and maintenance of a Book Based Only Debenture issue, the Trustee shall maintain such a record on its register for Debentures in book based form only.  Transfers of Debentures appearing on the register of the Depository shall otherwise occur as provided for in this Indenture.  The parties hereto further recognize that, notwithstanding the issuance of Book Based Only Debentures, conversions of Debentures shall occur as contemplated by the terms of this Indenture but the Trustee is permitted to employ whatever reasonable means it may from time to time require in order to guarantee the unhindered (but subject to the terms and conditions hereof) conversion of such Debentures appearing on the register for Debentures in book based only form by making whatever arrangements are deemed necessary by it with the Depository.

(9) At the time of the execution of this Indenture, the parties hereto understand that no declarations or other paper certificates or documentation will be required in order to effect conversions of Debentures held by Persons in the United States.  If at any time subsequent to the initial issuance of Debentures it is determined by the Depository, the Trustee, the Corporation or legal counsel that physical declarations or other paper documentation are required for conversions or otherwise, the parties hereto and the Debentureholders acknowledge that the Trustee may be obliged to require the Debentures held by such Persons converting their Debentures to be certificated rather than held in book based form.

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Section 3.2 Fully Registered Debentures

(1) With respect to each series of Debentures issuable as Fully Registered Debentures, the Corporation shall cause to be kept by and at the principal office of the Trustee in Calgary, Alberta, and by the Trustee or such other registrar as the Corporation, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Fully Registered Debentures. Such registration shall be noted on the Debentures by the Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

(2) No transfer of a Fully Registered Debenture shall be valid unless made on such register referred to in subsection 3.2(1) by the registered holder or such holder's executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Trustee upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe, or unless the name of the transferee shall have been noted on the Debenture by the Trustee or other registrar.

(3) Notwithstanding any other provisions in this Indenture or the Debentures other than section 3.10, transfers and exchanges of Restricted Debentures shall be made in accordance with this Section 3.2(3):

(a) Transfer of Restricted Uncertificated Debenture for Restricted Physical Debenture or Restricted Uncertificated Debenture. A Restricted Uncertificated Debenture may be transferred to a Person who takes delivery thereof in the form of a Restricted Physical Debenture or a Restricted Uncertificated Debenture if the Corporation receives an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that such transfer is in compliance with (i) an available exemption from the registration requirements of the 1933 Act and all applicable U.S. state securities laws, or (ii) a safe harbor such registration requirements provided under Rule 903 or Rule 904 of Regulation S of the 1933 Act, with any securities sold pursuant to Regulation S continuing to be "restricted securities" under Rule 905 of Regulation S. In each case, the U.S. Legend will remain on the Restricted Physical Debenture or Restricted Undertificated Debenture issued in the name of the transferee.

(b) Transfer of Restricted Physical Debenture for Restricted Physical Debenture or Restricted Uncertificated Debenture. A Restricted Physical Debenture may be transferred to a Person who takes delivery thereof in the form of a Restricted Physical Debenture or a Restricted Uncertificated Debenture if the Corporation receives an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that such transfer is in compliance with (i) an available exemption from the registration requirements of the 1933 Act and all applicable U.S. state securities laws, or (ii) a safe harbor such registration requirements provided under Rule 903 or Rule 904 of Regulation S of the 1933 Act, with any securities sold pursuant to Regulation S continuing to be "restricted securities" under Rule 905 of Regulation S. In each case, the U.S. Legend will remain on the Restricted Physical Debenture or Restricted Undertificated Debenture issued in the name of the transferee.

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Section 3.3 Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. Upon surrender for registration of transfer of Debentures, the Corporation shall issue and thereupon the Trustee shall certify and deliver a new Debenture Certificate or authenticate and confirm the electronic deposit of Uncertificated Debentures of like tenor in the name of the designated transferee and register such transfer in accordance with Section 3.2. If less than all the Debentures evidenced by the Debenture Certificate(s) or Uncertificated Debentures so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Debenture Certificate or electronically deposited Uncertificated Debentures registered in the transferor's name evidencing the Debentures not transferred.

Section 3.4 No Notice of Trusts

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the Person registered as the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

Section 3.5 Registers Open for Inspection

The registers referred to in Section 3.1 and Section 3.2 shall at all reasonable times be open for inspection by the Corporation, the Trustee or any Debentureholder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation, in writing, furnish the Corporation with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Trustee shall be entitled to charge a reasonable fee to the Corporation to provide such a list.

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Section 3.6 Exchanges of Debentures

(1) Subject to Section 3.1, Section 3.2, Section 3.6 and Section 3.7, Debentures in any authorized form or denomination, other than Uncertificated Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(2) In respect of exchanges of Debentures permitted by Section 3.6(1), Debentures of any series may be exchanged only at the principal office of the Trustee in the city of Calgary, Alberta, or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Trustee. Any Debentures tendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debenture surrendered for exchange shall be cancelled.

(3) Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

Section 3.7 Closing of Registers

(1) Neither the Corporation nor the Trustee nor any registrar shall be required to:

(a) make transfers or exchanges of any Debentures on any day selected by the Trustee for the redemption of such Debentures or during the ten preceding Business Days;

(b) make exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed, as the register for the applicable series of Debentures shall be closed in respect of such actions on such dates; or

(c) make conversions of any Debentures on the Maturity Date.

(2) Subject to any restriction herein provided, the Corporation with the approval of the Trustee may at any time close any register for any series of Debentures, other than those kept at the principal office of the Trustee in Calgary, Alberta, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other register. Notice of such transfer shall be given to the holders of such Debentures.

Section 3.8 Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Trustee and the Corporation), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder for:

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(a) any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to Debentures subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debenture;

(b) any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.10 for a Debenture Certificate;

(c) any exchange of an Uncertificated Debenture as contemplated in Section 3.1; or

(d) any exchange or registration of Debentures representing the balance remaining after the partial redemption, conversion, or transfer of outstanding Debentures.

Section 3.9 Ownership of Debentures

(1) Unless otherwise required by law, the Person in whose name any registered Debenture is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon shall be made to such registered holder.

(2) The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Trustee, any registrar and to the Corporation for the same and none shall be bound to inquire into the title of any such registered holder.

(3) Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Corporation.

(4) In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Corporation.

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Section 3.10 General transfer provision

(1) Notwithstanding any other provision of this Indenture, the Debentures may only be transferred or assigned in compliance with applicable laws (including applicable securities laws (including any applicable requirements of the U.S. Securities Exchange Act) (the "Applicable Securities Laws"), in each case as amended from time to time), and subject to the prior written consent of the Corporation, and will be subject to statutory resale restrictions under the Applicable Securities Laws in which the Corporation resides or under other Applicable Securities Laws; the Debentures shall not be resold except in compliance with this section 3.10 and such laws and the holder of the relevant Debentures shall be solely responsible (and the Corporation is not in any way responsible) for such compliance.

ARTICLE 4 - PURCHASE OF DEBENTURES

Section 4.1 Purchase of Debentures by the Corporation

(1) Unless otherwise specifically provided with respect to a particular series of Debentures, the Corporation may, if it is not at the time in default hereunder, at any time and from time to time, purchase Debentures by tender or by contract, at any price. All Debentures so purchased will be delivered to the Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

(2) If, upon an invitation for tenders, more Debentures are tendered at the same lowest price than the Corporation is prepared to accept, the Debentures to be purchased by the Corporation shall be selected by the Trustee on a pro rata basis from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Trustee shall certify or authenticate and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to an Uncertificated Debenture, the Depository shall electronically deposit the unpurchased part so surrendered.

ARTICLE 5 - SECURITY

Section 5.1 Security

(1) The Corporation agrees to execute and deliver each of the Security Documents, in each case as continuing collateral security for the due, prompt and complete payment, performance and satisfaction by the Corporation of all of its debts liabilities and obligations to the Trustee and the Debentureholders under and in respect of the Indenture Documents.

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(2) The Security Documents shall be effective as of the date of this Indenture regardless of the date that the Debentures are issued or the date on which any money is advanced to the Corporation pursuant to the Indenture Documents.

Section 5.2 Priority of Security

The Security Documents and the Liens created thereunder are for the equal and rateable benefit and security of all holders of Debentures and the Trustee. Each holder of Debentures by his, her or its acceptance of the Debentures hereby (a) designates and appoints the Trustee to hold the Liens created by the Security Documents for the benefit of all holders of Debentures; (b) consents and agrees to the terms of the Security Documents, and (c) authorizes and directs the Trustee to execute and deliver any Security Documents and to perform its obligations and exercise its rights thereunder in accordance with this Indenture.

Section 5.3 After Acquired Property; Further Assurances

The Corporation shall forthwith, and from time to time, take such action and execute and deliver to the Trustee, on behalf of the holders of the Debentures such agreements, conveyances, deeds and other documents and instruments which are necessary or advisable as a result of any change in applicable law after the date hereof or as may be necessary to ensure that any additional interests in the Collateral of the Corporation or in any asset of the Corporation to be subject to a security interest pursuant to the terms hereof or the Security Documents are subject to the security interests created hereby and thereby, in each case for giving the Trustee a valid Lien upon the Collateral to secure the payment of all principal, interest and other amounts outstanding under the Indenture and the Debentures and the performance of all debts, liabilities and obligations of the Corporation to each of the holders of Debentures and the Trustee from time to time, under and in respect of the Indenture and the other Indenture Documents.

Section 5.4 Registration

(1) The Corporation shall, from time to time, at the expense of the Corporation:

(a) record, file, enter or register or cause to be recorded, filed, entered or registered, this Indenture and all other Indenture Documents, financing statements and all other instruments without delay, where necessary or advisable to perfect the Liens created by the Security Documents;

(b) renew or cause to be renewed the recordings, filings or registrations made in respect of the Security  Documents from time to time as and when required to maintain the perfection and intended priority of the Liens granted pursuant to the Security Documents; and

(c) deliver to the Trustee, on demand, certificates or other forms of confirmation acceptable to the Trustee establishing such registration or recording, and renew the same from time to time, if such renewal is necessary to preserve or protect the Liens created pursuant to the Security Documents.

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(2) If the Corporation fails to perform its obligations under this Section 5.4, the Trustee may, in its sole discretion and without obligation or liability for doing so, perform any such obligation capable of being performed by it at the expense of the Corporation.

Section 5.5 No Impairment

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of Debentures the principal of, premium, if any, and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of Debentures (subject to Section 5.2 hereof) and creditors of the Corporation, nor shall anything herein or therein prevent the Trustee or the holders of any Debentures from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

ARTICLE 6- CONVERSION OF DEBENTURES

Section 6.1 Applicability of Article

(1) Any Debentures issued hereunder of any series which by their terms are convertible (subject, however, to any applicable restriction of the conversion of Debentures of such series) will be convertible into the Underlying Securities, at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and shall have been expressed in this Indenture (including subsection 2.5(5), Section 3.6 and Section 3.7 hereof), in such Debentures, in an Officer's Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

(2) Such right of conversion shall extend only to the maximum number of whole Underlying Securities into which the aggregate principal amount of the Debenture and accrued and unpaid interest thereof or Debentures surrendered for conversion thereof may be converted. Fractional interests in Common Shares shall be adjusted for in the manner provided in Section 6.3.

(3) The Initial Debentures are convertible into the Underlying Securities as set out in subsection 2.5(5) hereof.

Section 6.2 Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

(a) If and whenever at any time prior to the Maturity Date the Corporation shall

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(i) subdivide or redivide the outstanding Common Shares or other issued shares in the capital of the company (the "Shares") into a greater number of shares,

(ii) reduce, combine or consolidate the outstanding Shares into a smaller number of shares, or

(iii) issue Shares to the holders of all or substantially all of the outstanding Shares by way of a dividend or distribution (other than the issue of Shares to holders of Shares who have elected to receive dividends or distributions in the form of Shares in lieu of cash dividends or cash distributions paid in the ordinary course on the Shares), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Shares by way of a dividend or distribution, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Shares resulting from such subdivision, redivision or dividend, or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this subsection 6.2(a) shall occur. Any such issue of Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Shares under subsections (c) and (d) of this Section 6.2.

(b) If and whenever at any time prior to the Maturity Date the Corporation shall fix a record date for the payment of a cash dividend or distribution to the holders of all or substantially all of the outstanding Shares, the Conversion Price shall be adjusted immediately after such record date so that it shall be equal to the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the denominator shall be the Current Market Price on such record date and of which the numerator shall be the Current Market Price on such record date minus the amount in cash per Share distributed to holders of Shares. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such cash dividend or distribution is not paid, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

(c) If and whenever at any time prior to the Maturity Date the Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares (or securities convertible into Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date plus a number of Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Shares (or securities convertible into Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.

SECURED CONVERTIBLE DEBENTURE INDENTURE

(d) If and whenever at any time prior to the Maturity Date, there is a reclassification of the Shares or a capital reorganization of the Corporation other than as described in subsection 6.2(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Corporation with or into any other Person or other entity or acquisition of the Corporation or other combination pursuant to which the Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Corporation) or other entity or a liquidation, dissolution or winding-up of the Corporation (any such event, a "Merger Event"), any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Corporation or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right, subject to subsection 6.2(k). If determined appropriate by the Board of Directors, to give effect to or to evidence the provisions of this subsection 6.2(d), the Corporation, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any cash, shares or other securities or property to which a holder of Debentures is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Trustee pursuant to the provisions of this subsection 6.2(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 15. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 6.2(d) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, share exchanges, acquisitions, combinations, sales or conveyances. For greater certainty, nothing in this subsection 6.2(d) shall affect or reduce the requirement for any Person to make a Change of Control Offer, and notice of any transaction to which this subsection 6.2(d) applies shall be given in accordance with Section 6.6.

SECURED CONVERTIBLE DEBENTURE INDENTURE

The Corporation shall not become a party to any Merger Event unless its terms are consistent with this subsection 6.2(d).

(e) If any issuer bid made by the Corporation or any of its Subsidiaries for all or any portion of Shares shall expire, then, if the issuer bid shall require the payment to shareholders of consideration per Share having a fair market value (determined as provided below) that exceeds the Current Market Price on the last date (the "Expiration Date") tenders could have been made pursuant to such issuer bid (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time"), the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately preceding the close of business on the Expiration Date by a fraction of which (i) the denominator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officer's Certificate delivered to the Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Shares validly tendered and not withdrawn as of the Expiration Time (the Shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (B) the product of the number of Shares outstanding (less any Purchased Shares and excluding any Shares held in the treasury of the Corporation) at the Expiration Time and the Current Market Price on the Expiration Date and (ii) the numerator of which shall be the product of the number of Shares outstanding (including Purchased Shares but excluding any Shares held in the treasury of the Corporation) at the Expiration Time multiplied by the Current Market Price on the Expiration Date, such increase to become effective immediately preceding the opening of business on the day following the Expiration Date. In the event that the Corporation is obligated to purchase Shares pursuant to any such issuer bid, but the Corporation is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of Shares actually purchased, if any. If the application of this subsection 6.2(e) to any issuer bid would result in a decrease in the Conversion Price, no adjustment shall be made for such issuer bid under this subsection 6.2(e).

SECURED CONVERTIBLE DEBENTURE INDENTURE

For purposes of this subsection 6.2(e), the term "issuer bid" shall mean an issuer bid under Applicable Securities Legislation or a take-over bid under Applicable Securities Legislation by a Subsidiary of the Corporation for the Shares and all references to "purchases" of Shares in issuer bids (and all similar references) shall mean and include the purchase of Shares in issuer bids and all references to "tendered Shares" (and all similar references) shall mean and include Shares tendered in issuer bids.

(f) The adjustments provided for in this Section 6.2 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this subsection 6.2(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(g) For the purpose of calculating the number of Shares outstanding, Shares owned by or for the benefit of the Corporation shall not be counted.

(h) In the event of any question arising with respect to the adjustments provided in this Section 6.2, such question shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee, and the Debentureholders.

SECURED CONVERTIBLE DEBENTURE INDENTURE

(i) In case the Corporation shall take any action affecting the Shares other than action described in this Section 6.2, which in the opinion of the Board of Directors, would materially affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the Board of Directors, as the Board of Directors, in their sole discretion may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.

(j) No adjustment in the Conversion Price shall be made in respect of any event described in subsections 6.2(a), 6.2(b), 6.2(c), or 6.2(e) other than the events described in clauses 6.2(a)(i) or 6.2(a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

(k) Except as stated above in this Section 6.2, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Shares at less than the Current Market Price on the date of issuance or the then applicable Conversion Price.

Section 6.3 No Requirement to Issue Fractional Common Shares

The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures and all accrued and unpaid interest thereon to be converted (less any Tax which the Corporation is required by law to deduct or withhold from such interest payment). If any fractional interest in an Common Share would, except for the provisions of this Section 6.3, be deliverable upon the conversion of any amount of Debentures, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Current Market Price, provided, however, the Corporation shall not be required to make any payment of less than $4.00.

Section 6.4 Issue of the Underlying Securities

The Corporation covenants with the Trustee that all Common Shares which shall be issuable pursuant to the conversion of Debentures shall be duly and validly issued as fully-paid.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 6.5 Cancellation of Converted Debentures

All Debentures converted under subsection 2.5(5) shall be cancelled by the Trustee and no Debenture shall be issued in substitution for those converted.

Section 6.6 Certificate as to Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.2, deliver an Officer's Certificate to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation) and such advice or determination shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Debentureholders in the manner provided in Section 13.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Corporation has given notice under this Section 6.6 covering all the relevant facts in respect of such event and if the Trustee approves, no such notice need be given under this Section 6.6.

Section 6.7 Notice of Special Matters

(1) The Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in Section 13.2, of its intention to fix a record date for any event referred to in subsection 6.2(a), subsection Section 6.2(b), Section 6.2(c) or Section 6.2(d) (other than the subdivision, redivision, reduction, combination or consolidation of its Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date.

(2) In addition, the Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in Section 13.2, at least 30 days prior to the (i) effective date of any transaction referred to in Section 6.2(d) stating the consideration into which the Debentures will be convertible after the effective date of such transaction, and (ii) Expiration Date of any transaction referred to in subsection 6.2(e) stating the consideration paid per Share in such transaction.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 6.8 Protection of Trustee

The Trustee:

(a) shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b) shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(c) shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares or share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article.

ARTICLE 7- COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Debentureholders, that so long as any Debentures remain outstanding:

Section 7.1 To Pay Principal, Premium (if any) and Interest

The Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures.

Section 7.2 To Pay Trustee's Remuneration

The Corporation will pay the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all monies which shall have been paid by the Trustee in connection with the execution of the trusts hereby created and such monies including the Trustee's remuneration, shall be payable out of any funds coming into the possession of the Trustee in priority to payment of any principal of the Debentures or interest or premium thereon. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

Section 7.3 To Give Notice of Default

The Corporation shall notify the Trustee and the Debentureholders immediately upon becoming aware of the occurrence of any Event of Default.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 7.4 Preservation of Existence, etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights.

Section 7.5 Security Documents

The Corporation shall perform and observe its obligations under the Security Documents and take any and all actions (including, without limitation, the covenants set forth in the Security Documents and in this Indenture) necessary or desirable to cause the Security Documents to create and maintain valid and enforceable, perfected, first-ranking security interests in and on all the Collateral, in favour of the Trustee, subject to no other Liens (other than Permitted Liens).

Section 7.6 Keeping of Books

The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles.

Section 7.7 Annual Certificate of Compliance

The Corporation shall deliver to the Trustee, within 120 days after the end of each calendar year, (and at any reasonable time upon demand by the Trustee) an Officer's Certificate as to the knowledge of such officers of the Corporation who execute the Officer's Certificate of the Corporation's compliance with all conditions and covenants in this Indenture certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which could, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

Section 7.8 Performance of Covenants by Trustee

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustee may notify the Debentureholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Trustee shall be repayable by the Corporation as provided in Section 7.2. No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 7.9 No Dividends on Shares if Event of Default

The Corporation shall not declare or pay any dividend to the holders of Shares or any other securities representing equity interests in the Corporation after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist.

Section 7.10 Withholding Matters

All payments made by or on behalf of the Corporation under or with respect to the Debentures (including, without limitation, any penalties, interest and other liabilities related thereto) will be made free and clear of and without withholding, or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related hereto) imposed or levied by or on behalf of the Government of Canada or elsewhere, or of any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Withholding Taxes"), unless the Corporation is required by law or the interpretation or administration thereof, to withhold or deduct any amounts for, or on account of Withholding Taxes. If the Corporation is so required to withhold or deduct any amount for, or on account of, Withholding Taxes from any payment made under or with respect to the Debentures, the Corporation shall deduct and withhold such Withholding Taxes from such payment and, provided that the Corporation forthwith remits such amount to the relevant governmental authority or agency, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation's obligations under the Debentures. There is no obligation on the Corporation to gross-up or pay additional amounts to a holder of Debentures in respect of such deductions or withholdings. For greater certainty, if any amount is required to be deducted or withheld in respect of Withholding Taxes upon a conversion of a Debenture, the Corporation shall be entitled to liquidate such number of Common Shares (or other securities) issuable as a result of such conversion as shall be necessary in order to satisfy such requirement. The Corporation shall provide the Trustee with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of any forms received from such government authority or agency promptly after receipt thereof.

Section 7.11 SEC Reporting Status

(1) The Corporation confirms that as at the date of execution of this Indenture it does not have, and does not have an obligation to have, a class of securities registered pursuant to Section 12 of the U.S. Securities Exchange Act or have a reporting obligation pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act.

(2) The Corporation covenants that in the event that (a) any class of its securities shall become registered pursuant to Section 12 of the U.S. Securities Exchange Act or such Corporation shall incur a reporting obligation pursuant to Section 15(d) of the U.S. Securities Exchange Act, or (b) any such registration or reporting obligation shall be terminated by such Corporation in accordance with the U.S. Securities Exchange Act, such Corporation shall promptly deliver to the Trustee an Officers' Certificate (in a form provided by the Trustee) notifying the Trustee of such registration or termination and such other information as the Trustee may require at the time. The Corporation acknowledges that the Trustee is relying upon the foregoing representation and covenants in order to meet certain U.S. Securities and Exchange Commission (the "SEC") obligations with respect to those clients who are filing with the SEC.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 7.12 Stay, Extension and Usury Laws

The Corporation covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Corporation from paying all or any portion of the principal of or accrued but unpaid interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Corporation (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.13 Restriction on Liens other than Permitted Liens

The Corporation will not create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) securing indebtedness upon any Collateral whether now owned or hereafter acquired.

ARTICLE 8 - DEFAULT

Section 8.1 Events of Default

(1) Each of the following events constitutes, and is herein sometimes referred to as, an "Event of Default":

(a) failure to pay principal or premium (whether by way of payment of cash or delivery of Common Shares), if any, when due on the Debentures whether at maturity, upon redemption or a Change of Control, by acceleration or otherwise;

(b) default in the delivery, when due, of all cash, Underlying Securities, and any other consideration deliverable upon repayment or conversion of the Debentures, which failure continues for 20 Business Days;

(c) default in the observance or performance of any material covenant or condition of the Indenture by the Corporation and the failure to cure (or obtain a waiver for) such default for a period of 30 days after notice in writing has been given by the Trustee or from holders of not less than 25% in aggregate principal amount of the Debentures to the Corporation specifying such material default and requiring the Corporation to rectify such default or obtain a waiver for same;

(d) the Security Documents cease to be in full force and effect or if any Security Document ceases to constitute a valid and perfected first priority Lien (subject only to Permitted Lien) upon all the Collateral it purports to charge or encumber, in favour of the Trustee for the benefit of the holders of the Debentures;

SECURED CONVERTIBLE DEBENTURE INDENTURE

(e) if a decree or order of a Court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under the United States Bankruptcy Code or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

(f) if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the United States Bankruptcy Code or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Corporation or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(g) an order is made or an effective resolution is passed for the winding-up or dissolution of the Corporation (other than for the purposes of a bona fide, solvent scheme of reconstruction or amalgamation under which a successor company undertakes the obligations of the relevant company) or an administrative or other receiver, administrator, liquidator, provisional liquidator, trustee or similar officer is appointed over all or any material part of its assets;

(h) any Encumbrance on or over all or a material part of the assets of the Corporation if, after the date of this Indenture, any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation generally, under the applicable legislation of any jurisdiction, or

(i) if a creditor takes possession of the Collateral or a substantial part thereof or if any process or execution is levied or enforced upon or against the Collateral or a substantial part thereof and remains unsatisfied for such period as would permit any such property to be sold thereunder, unless such process is in good faith disputed by the Corporation, and the Corporation gives or causes to be given security which is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid;

(j) anything analogous to or having a substantially similar effect to any of the events specified in the previous paragraphs inclusive shall occur under the laws of any applicable jurisdiction; or

(k) if the Corporation fails to comply with Article 10 hereof;

SECURED CONVERTIBLE DEBENTURE INDENTURE

then: (i) in each and every such event listed above, the Trustee may, in its discretion, but subject to the provisions of this Section, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding (or if the Event of Default shall exist only in respect of one or more series of the Debentures then outstanding, then upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures of such series then outstanding), subject to the provisions of Section 8.3, by notice in writing to the Corporation declare the principal of and interest (less any Tax which the Corporation is required by law to deduct or withhold from such interest payment) and premium, if any, on all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same shall thereupon forthwith become immediately due and payable (or, if the Event of Default shall exist only in respect of one or more series of the Debentures then outstanding, then the Trustee may declare due and payable the principal and interest and premium, if any, only with respect to such Debentures in respect of which there is an Event of Default) to the Trustee, and (ii) on the occurrence of an Event of Default under clauses Section 8.1(1)(e), Section 8.1(1)(f), Section 8.1(1)(g) or Section 8.1(1)(h) the principal of and interest and premium, if any, on all Debentures then outstanding hereunder and all other monies outstanding hereunder, shall automatically without any declaration or other act on the part of the Trustee or any Debentureholder become immediately due and payable to the Trustee and, in either case, upon such amounts becoming due and payable in either (i) or (ii) above, the Corporation shall forthwith pay to the Trustee for the benefit of the Debentureholders such principal, accrued and unpaid interest (less any Tax which the Corporation is required by law to deduct or withhold from such payment) and premium, if any, and interest (less any Tax which the Corporation is required by law to deduct or withhold from such payment) on amounts in default on such Debenture and all other monies outstanding hereunder, together with subsequent interest (less any Tax which the Corporation is required by law to deduct or withhold from such payment) at the rate borne by the Debentures on such principal, interest, premium and such other monies from the date of such declaration or event until payment is received by the Trustee, such subsequent interest (less any Tax which the Corporation is required by law to deduct or withhold from such payment) to be payable at the times and places and in the manner mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Corporation's obligations hereunder and any monies so received by the Trustee shall be applied in the manner provided in Section 8.6.

(2) For greater certainty, for the purposes of this Section 8.1, a series of Debentures shall be in default in respect of an Event of Default if such Event of Default relates to a default in the payment of principal, premium, if any, or interest (less any Tax which the Corporation is required by law to deduct or withhold from such interest payment) on the Debentures of such series in which case references to Debentures in this Section 8.1 refer to Debentures of that particular series.

(3) For purposes of this Article 8, where the Event of Default refers to an Event of Default with respect to a particular series of Debentures as described in this Section 8.1, then this Article 8 shall apply mutatis mutandis to the Debentures of such series and references in this Article 8 to the Debentures shall mean Debentures of the particular series and references to the Debentureholders shall refer to the Debentureholders of the particular series, as applicable.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 8.2 Notice of Events of Default

If an Event of Default shall occur and be continuing the Trustee shall, within 30 days following an Event of Default or after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 12.2, provided that notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing.

When notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Debentureholders within 15 days after the Trustee becomes aware the Event of Default has been cured.

Section 8.3 Waiver of Default

(1) Upon the happening of any Event of Default hereunder:

(a) the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 66⅔% of the principal amount of Debentures then outstanding, to instruct the Trustee to waive any Event of Default and to cancel any declaration made by the Trustee pursuant to Section 8.1 and the Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non-observance or non-performance by the Corporation of any covenant applicable only to one or more series of Debentures, then the holders of more than 66⅔% of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

(b) the Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee's opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable.

(2) No such act or omission either of the Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

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Section 8.4 Enforcement by the Trustee

(1) Subject to the provisions of Section 8.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, if the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of and premium (if any) and interest (less any Tax which the Corporation is required by law to deduct or withhold from such payment) on all Debentures then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of and premium (if any) and interest (less any Tax which the Corporation is required by law to deduct or withhold from such payment) on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.

(2) The Trustee shall be entitled and empowered, either in its own name or as Trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 8.3, nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

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(3) The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

(4) All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto.

(5) Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

Section 8.5 No Suits by Debentureholders

No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or under the United States Bankruptcy Code or to have the Corporation wound up or to file or prove a claim in any liquidation, insolvency or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures.

Section 8.6 Application of Monies by Trustee

(1) Except as herein otherwise expressly provided, any monies received by the Trustee from the Corporation pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other monies in the hands of the Trustee available for such purpose, as follows:

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(a) first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(b) second, if and to the extent that the Trustee deems it in the interest of the holders of Debentures generally, in payment of all Liens (if any) on the Collateral ranking or capable of ranking in priority to the Liens constituted by the Security Documents or to keep in good standing any such prior Liens;

(c) third, but subject as hereinafter in this Section 8.6 provided, in payment, rateably and proportionately to the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(d) fourth, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to clause 8.6(1)(c) above in respect of the principal, premium or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a Person other than the Corporation or any Subsidiary but only to the extent of such person's interest therein) except subject to the prior payment in full of the principal, premium (if any) (less any Tax which the Corporation is required by law to deduct or withhold from such payment) and interest (if any) (less any Tax which the Corporation is required by law to deduct or withhold from such payment) on all Debentures which are not so held.

(2) The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Trustee may think necessary to provide for the payments mentioned in subsection 8.6(1), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 14.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

Section 8.7 Notice of Payment by Trustee

Not less than 15 days' notice shall be given in the manner provided in Section 13.2 by the Trustee to the Debentureholders of any payment to be made under this Article 8. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

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Section 8.8 Trustee May Demand Production of Debentures

The Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Trustee shall deem sufficient.

Section 8.9 Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

Section 8.10 Judgment Against the Corporation

The Corporation covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.

Section 8.11 Immunity of Directors, Officers and Others

The Debentureholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director or employee of the Corporation or holder of Shares of the Corporation or of any successor for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation contained herein or in the Debentures.

ARTICLE 9 - SATISFACTION AND DISCHARGE

Section 9.1 Cancellation and Destruction

All Debentures shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Corporation, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

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Section 9.2 Non-Presentation of Debentures

In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal of, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a) the Corporation shall be entitled to pay or deliver to the Trustee and direct it to set aside; or

(b) in respect of monies in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Trustee to set aside; or

(c) if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside,

the monies in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal of, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

Section 9.3 Repayment of Unclaimed Monies

Subject to applicable law, any monies set aside under Section 9.2 and not claimed by and paid to holders of Debentures as provided in Section 9.2 within six years after the date of such setting aside shall be repaid and delivered to the Corporation by the Trustee and thereupon the Trustee shall be released from all further liability with respect to such monies and thereafter the holders of the Debentures in respect of which such monies were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the monies from the Corporation subject to any limitation provided by the laws of the Province of Ontario.

Section 9.4 Discharge

The Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of, premium (if any) and interest (including interest on amounts in default, if any) (less any Tax which the Corporation is required by law to deduct or withhold from such payments), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) (less any Tax which the Corporation is required by law to deduct or withhold from such payments) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the  provisions hereof.

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Section 9.5 Satisfaction

(1) The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures of any series and the Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or all of the outstanding Debentures of any series, as applicable:

(a) the Corporation has deposited or caused to be deposited with the Trustee as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money sufficient to pay, satisfy and discharge the entire amount of principal of, premium, if any, and interest, if any, (less any Tax which the Corporation is required by law to deduct or withhold from such payments) to maturity, or any repayment date, or any Change of Control Purchase Date, or upon conversion or otherwise as the case may be, of such Debentures;

(b) the Corporation has deposited or caused to be deposited with the Trustee as trust property in trust for the purpose of making payment on such Debentures cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency unit in which the Debentures are payable, as will be sufficient to pay and discharge the entire amount of principal of, premium, if any on, and accrued and unpaid interest, (less any Tax which the Corporation is required by law to deduct or withhold from such payment) to maturity or any repayment date, as the case may be, of all such Debentures; or

(c) all Debentures authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.11 and (ii) Debentures for whose payment has been deposited in trust and thereafter repaid to the Corporation as provided in Section 9.3) have been delivered to the Trustee for cancellation;

so long as in any such event:

(d) the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable or which may be payable with respect to all of such Debentures (together with all applicable expenses of the Trustee in connection with the payment of such Debentures); and

(e) the Corporation has delivered to the Trustee an Officer's Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

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Any deposits with the Trustee referred to in this Section 9.5 shall be irrevocable, subject to Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal of, premium, if any, and interest (less any Tax which the Corporation is required by law to deduct or withhold from such payments) on the Debentures being satisfied.

(2) Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2 and Article 4 and the provisions of Article 1 pertaining to Article 2 and Article 4) shall no longer be binding upon or applicable to the Corporation.

(3) Any funds or obligations deposited with the Trustee pursuant to this Section 9.5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

(4) If the Trustee is unable to apply any money or securities in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation's obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.5 until such time as the Trustee is permitted to apply all such money or securities in accordance with this Section 9.5, provided that if the Corporation has made any payment in respect of principal of, premium, if any, or interest (less any Tax which the Corporation is required by law to deduct or withhold from such payment) on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Trustee.

Section 9.6 Continuance of Rights, Duties and Obligations

(1) Where trust funds or trust property have been deposited pursuant to Section 9.5, the holders of Debentures and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2 and Article 4.

(2) In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5 in respect of a series of Debentures (the "Defeased Debentures"), any holder of any of the Defeased Debentures from time to time converts its Debentures to Common Shares or other securities of the Corporation in accordance with Section 2.5 (in respect of Initial Debentures or the comparable provision of any other series of Debentures), Article 6 or any other provision of this Indenture, the Trustee shall upon receipt of a Written Direction of the Corporation return to the Corporation from time to time the proportionate amount of the trust funds or other trust property deposited with the Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount shall be based on the applicable principal amount of the Defeased Debentures being converted and accrued and unpaid interest thereon (less any Tax which the Corporation is required by law to deduct or withhold from such interest payment) in relation to the aggregate outstanding principal amount of all the Defeased Debentures and all accrued and unpaid interest thereon (less any Tax which the Corporation is required by law to deduct or withhold from such interest payment)).

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(3) In the event that, after the deposit of trust funds or trust property pursuant to Section 9.5, the Corporation is required to make a Change of Control Offer to purchase any outstanding Debentures pursuant to subsection 2.5(7) (in respect of Initial Debentures or the comparable provision of any other series of Debentures), in relation to Initial Debentures or to make an offer to purchase Debentures pursuant to any other similar provisions relating to any other series of Debentures, the Corporation shall be entitled to use any trust money or trust property deposited with the Trustee pursuant to Section 9.5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Corporation the Offer Price payable to such holders in respect of such Change of Control Offer in respect of Initial Debentures (or the total offer price payable in respect of an offer relating to any other series of Debentures). Upon receipt of a Written Direction from the Corporation, the Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Trustee pursuant to Section 9.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures held by such holders who have accepted any such offer to the Corporation (which amount shall be based on the applicable principal amount of the Defeased Debentures held by accepting offerees and accrued and unpaid interest thereon (less any Tax which the Corporation is required by law to deduct or withhold from such interest payment) in relation to the aggregate outstanding principal amount of all the Defeased Debentures and all accrued and unpaid interest thereon (less any Tax which the Corporation is required by law to deduct or withhold from such interest payment)).

ARTICLE 10 - SUCCESSORS

Section 10.1 Corporation may Consolidate, etc., Only on Certain Terms

(1) The Corporation may not, without the consent of the holders of the Debentures by Extraordinary Resolution hereunder, consolidate with, be acquired by or amalgamate or merge with or into any Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation or a Parent Undertaking or Subsidiary Undertaking of the Corporation) or sell, convey, transfer or lease all or substantially all of the properties and assets of the Corporation to another Person (other than a directly or indirectly wholly-owned Subsidiary of the Corporation or a Parent Undertaking or Subsidiary Undertaking of the Corporation) unless:

(a) the Person formed by such consolidation or into which the Corporation is amalgamated, acquired by or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Corporation is a corporation, organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof or a company incorporated and existing under the laws of England and Wales and such corporation or company (if other than the Corporation or the continuing corporation or company resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof or from the acquisition of the Corporation by another company) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Corporation under the Debentures and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Debentures required on the part of the Corporation to be performed or observed and the conversion rights shall be provided for in accordance with Article 6, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Corporation or the continuing corporation or company resulting from the amalgamation of the Corporation with another corporation under the laws of Canada or any province or territory thereof or from the acquisition of the Corporation by another company) formed by such consolidation or into which the Corporation shall have been merged or by the Person which shall have acquired the Corporation or it's assets;

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(b) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) if the Corporation or the continuing corporation or company resulting from the amalgamation, acquisition or merger of the Corporation with or by another Person under the laws of Canada or any province or territory thereof or the laws of the United States or any state thereof or the laws of England and Wales will not be the resulting, continuing or surviving corporation or company, the Corporation shall have, at or prior to the effective date of such consolidation, amalgamation, merger, acquisition or sale, conveyance, transfer or lease, delivered to the Trustee an Officer's Certificate and an opinion of Counsel, each stating that such consolidation, acquisition, merger or transfer complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(2) For purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties or assets of one or more Subsidiaries or Subsidiary Undertakings of the Corporation (other than to the Corporation or another wholly-owned Subsidiary or Subsidiary Undertaking of the Corporation), which, if such properties or assets were directly owned by the Corporation, would constitute all or substantially all of the properties and assets of the Corporation and its Subsidiaries or Subsidiary Undertakings, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation.

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Section 10.2 Successor Substituted

Upon any consolidation of the Corporation with, or amalgamation, acquisition or merger of the Corporation into or by, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation and its Subsidiaries or its Subsidiary Undertakings, taken as a whole, in accordance with Section 10.1, the successor Person formed by such consolidation or into or by which the Corporation is amalgamated, acquired or merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor Person had been named as the Corporation herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture entered into pursuant to clause 10.1(1)(c), the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.

ARTICLE 11- COMPULSORY ACQUISITION

Section 11.1 Definitions In this Article:

(1) "Affiliate" and "Associate" shall have their respective meanings set forth in the Securities Act (British Columbia);

(2) "Dissenting Debentureholders" means a Debentureholder who does not accept an Offer referred to in Section 11.2 and includes any assignee of the Debenture of a Debentureholder to whom such an Offer is made, whether or not such assignee is recognized under this Indenture;

(3) "Offer" means a bona fide offer to acquire outstanding Debentures, whereas of the date of the offer to acquire, the Debentures that are subject to the offer to acquire, together with the Offeror's Debentures, constitute in the aggregate 20% or more of the outstanding principal amount of the Debentures;

(4) "offer to acquire" includes an acceptance of an offer to sell;

(5) "Offeror" means a person, or two or more persons acting jointly or in concert, who make an Offer to acquire Debentures;

(6) "Offeror's Debentures" means Debentures beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any Person or company acting jointly or in concert with the Offeror; and

(7) "Offeror's Notice" means the notice described in Section 11.3.

Section 11.2 Offer for Debentures

If an Offer for all of the outstanding Debentures (other than Debentures held by or on behalf of the Offeror or an Affiliate or Associate of the Offeror) is made and:

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(a) within the time provided in the Offer for its acceptance or within 120 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Debentureholders representing at least 90% of the outstanding principal amount of the Debentures, other than the Offeror's Debentures;

(b) the Offeror is bound to take up and pay for, or has taken up and paid for the Debentures of the Debentureholders who accepted the Offer; and

(c) the Offeror complies with Sections 11.3 and 11.5.

the Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Offeror, the Debentures held by the Dissenting Debentureholders for the same consideration per Debenture payable or paid, as the case may be, under the Offer.

Section 11.3 Offeror's Notice to Dissenting Shareholders

Where an Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to Section 11.2 and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the "Offeror's Notice") to each Dissenting Debentureholder stating that:

(a) Debentureholders holding at least 90% of the principal amount of all outstanding Debentures, other than Offeror's Debentures, have accepted the Offer;

(b) the Offeror is bound to take up and pay for, or has taken up and paid for, the Debentures of the Debentureholders who accepted the Offer;

(c) Dissenting Debentureholders must transfer their respective Debentures to the Offeror on the terms on which the Offeror acquired the Debentures of the Debentureholders who accepted the Offer within 21 days after the date of the sending of the Offeror's Notice; and

(d) Dissenting Debentureholders must send their respective Debenture certificate(s) to the Trustee within 21 days after the date of the sending of the Offeror's Notice.

Section 11.4 Delivery of Debenture Certificates

A Dissenting Debentureholder to whom an Offeror's Notice is sent pursuant to Section 11.3 shall, within 21 days after the sending of the Offeror's Notice, send his or her Debenture certificate(s) to the Trustee duly endorsed for transfer.

Section 11.5 Payment of Consideration to Trustee

Within 21 days after the Offeror sends an Offeror's Notice pursuant to Section 11.3, the Offeror shall pay or transfer to the Trustee, or to such other Person as the Trustee may direct, the cash or other consideration that is payable to Dissenting Debentureholders pursuant to Section 11.2. The acquisition by the Offeror of all Debentures held by all Dissenting Debentureholders shall be effective as of the time of such payment or transfer.

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Section 11.6 Consideration to be held in Trust

The Trustee, or the Person directed by the Trustee, shall hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under Section 11.5. The Trustee, or such persons, shall deposit cash in a separate account in a Canadian chartered bank, or other body corporate, any of whose deposits are insured by the Canada Deposit Insurance Corporation, and shall place other consideration in the custody of a Canadian chartered bank or such other body corporate.

Section 11.7 Completion of Transfer of Debentures to Offeror

Within 30 days after the date of the sending of an Offeror's Notice pursuant to Section 11.3, the Trustee, if the Offeror has complied with Section 11.5, shall:

(a) do all acts and things and execute and cause to be executed all instruments as in the Trustee's opinion may be necessary or desirable to cause the transfer of the Debentures of the Dissenting Debentureholders to the Offeror;

(b) send to each Dissenting Debentureholder who has complied with Section 11.4 the consideration to which such Dissenting Debentureholder is entitled under this Article 11; and

(c) send to each Dissenting Debentureholder who has not complied with Section 11.4 a notice stating that:

(i) his or her Debentures have been transferred to the Offeror;

(ii) the Trustee or some other Person designated in such notice are holding in trust the consideration for such Debentures; and

(iii) the Trustee, or such other Person, will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder's Debenture Certificate(s) or such other documents as the Trustee or such other Person may require in lieu thereof;

and the Trustee is hereby appointed the agent and attorney of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions.

Section 11.8 Communication of Offer to the Corporation

An Offeror cannot make an Offer for Debentures unless, concurrent with the communication of the Offer to any Debentureholder, a copy of the Offer is provided to the Corporation.

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ARTICLE 12 - MEETINGS OF DEBENTUREHOLDERS

Section 12.1 Right to Convene Meeting

The Trustee or the Corporation may at any time and from time to time, and the Trustee shall, on receipt of a Written Direction of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Trustee failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Calgary, Alberta or at such other place as may be approved or determined by the Trustee.

Section 12.2 Notice of Meetings

(1) At least 21 days' notice of any meeting shall be given to the Debentureholders in the manner provided in Section 13.2 and a copy of such notice shall be sent by post to the Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

(2) If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 12.15, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in subsections 12.2(3) and (4)), then:

(a) a reference to such fact, indicating each series of Debentures in the opinion of the Trustee so especially affected (hereinafter referred to as the "especially affected series") shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a "Serial Meeting"; and

(b) the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 12.15 unless in addition to compliance with the other provisions of this Article 12:

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(i) at such Serial Meeting: (A) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 12 as to quorum at adjourned meetings; and (B) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66⅔%) of the principal amount of the Debentures of such series present in person or represented by proxy at such Serial Meeting; or

(ii) in the case of action taken or power exercised by instrument in writing under Section 12.15, such instrument is signed in one or more counterparts by the holders of not less than 66⅔% in principal amount of the Debentures of such series then outstanding.

(3) Subject to Section 12.2(4), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 12.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Trustee and the Corporation for all purposes hereof.

(4) A proposal:

(a) to extend the maturity of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or redemption premium thereon or to impair any conversion right thereof;

(b) to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

(c) to reduce with respect to Debentureholders of any particular series any percentage stated in this Section 12.2 or Sections 12.4, 12.12 and 12.15,

shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

Section 12.3 Chairman

Some person, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and if no Person is so nominated, or if the Person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy shall choose some Person present to be chairman.

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Section 12.4 Quorum

Subject to the provisions of Section 12.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place to the extent possible and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 12.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum is present at the commencement of business.

Section 12.5 Power to Adjourn

The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 12.6 Show of Hands

Every question submitted to a meeting shall, subject to Section 12.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him.

Section 12.7 Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll.

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Section 12.8 Voting

On a show of hands every Person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1.00 principal amount of Debentures of which he shall then be the holder. In the case of any Debenture denominated in a currency or currency unit other than U.S. dollars, the principal amount thereof for these purposes shall be computed in U.S. dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency unit as quoted by Bloomberg L.P. at 9:00 a.m. on the Business Day preceding the meeting. Any fractional amounts resulting from such conversion shall be rounded to the nearest $100. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

Section 12.9 Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Corporation (in case it convenes the meeting) or the Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any Person signing on behalf of a Debentureholder.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

Section 12.10 Persons Entitled to Attend Meetings

The Corporation and the Trustee, by their respective officers and directors, the Auditors of the Corporation and the legal advisors of the Corporation, the Trustee or any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote as such.

Section 12.11 Powers Exercisable by Extraordinary Resolution

(1) In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution (subject in the case of the matters in paragraphs (a)- (d) and (l) to the prior approval of the Recognized Stock Exchange on which the Common Shares are listed for trading, if the Common Shares are listed):

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(a) power to authorize the Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;

(b) power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Trustee against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or the Security Documents or otherwise;

(c) power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d) power to assent to any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation, arrangement, combination, acquisition or merger of the Corporation with or by any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such assent shall be necessary in respect of any such transaction if the provisions of Section 10.1 shall have been complied with;

(e) power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f) power to waive, and direct the Trustee to waive, any default hereunder and/or cancel any declaration made by the Trustee pursuant to Section 8.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g) power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h) power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

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(i) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(j) power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings and the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k) power to remove the Trustee from office and to appoint a new Trustee or Trustees provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture; or

(l) power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to clause 12.11(1)(j).

Section 12.12 Meaning of "Extraordinary Resolution"

(1) The expression "Extraordinary Resolution" when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are present in person or by proxy and passed by the favourable votes of the holders of not less than 66⅔% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66⅔% of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll on such resolution.

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(2) If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days' notice shall be given of the time and place of such adjourned meeting in the manner provided in Section 13.2. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 66⅔% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 66⅔% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

(3) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

Section 12.13 Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

Section 12.14 Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

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Section 12.15 Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66⅔% of the principal amount of all the Debentures outstanding and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of 66⅔% of the principal amount of the Debentures then outstanding of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.

Section 12.16 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 12.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

Section 12.17 Evidence of Rights Of Debentureholders

(1) Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(2) The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

Section 12.18 Concerning Serial Meetings

If in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 12.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 12 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

ARTICLE 13 - NOTICES

Section 13.1 Notice to Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at: 1608 N. Jasmine Ave, Tarpon Springs, FL 34689, Attention: Chief Executive Officer, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Corporation may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

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Section 13.2 Notice to Debentureholders

(1) All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

(2) If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the city of Vancouver (or in such of those cities as, in the opinion of the Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

(3) Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

(4) All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons interested in such Debenture.

Section 13.3 Notice to Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if delivered, receipt confirmed, to the Trustee at its principal office in the City of Calgary, at 800- 324 8th Avenue SW, Calgary, Alberta T2P 2Z3, Attn: Manager, Corporate Trust, or by Email: corporatetrust.calgary@computershare.com,  and shall be deemed to have been effectively given as of the date of such receipt confirmation or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof.

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Section 13.4 Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 13.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 13.3.

ARTICLE 14 - CONCERNING THE TRUSTEE

Section 14.1 Replacement of Trustee

(1) The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation 90 days' notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Trustee's role as a fiduciary hereunder the Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 14.1. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Trustee or any Debentureholder may apply to a Judge of the Ontario Superior Court of Justice, on such notice as such Judge may direct at the Corporation's expense, for the appointment of a new Trustee but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. Any new Trustee appointed under any provision of this Section 14.1 shall be a corporation authorized to carry on the business of a trust company in all of the Provinces of Canada. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

(2) Any company into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, or any company which shall purchase all or substantially all of the corporate trust book of business of the Trustee, shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and, upon receipt by the Trustee of payment in full for any outstanding charges due to it, shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Corporation.

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Section 14.2 No Conflict of Interest

The Trustee represents to the Corporation that, to the best of the Trustee's knowledge, at the date of execution and delivery by it of this Indenture there exists no material conflict of interest between the role of the Trustee as a fiduciary hereunder and its role in any other capacity but if, notwithstanding the provisions of this Section 14.2, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 14.1.

Section 14.3 Duties of Trustee

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith, with a view to the best interests of the Debentureholders, and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

Section 14.4 Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 14.5, if applicable, and with any other applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may rely on an opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

Section 14.5 Evidence and Authority to Trustee, Opinions, etc.

(1) The Corporation shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Trustee in accordance with the terms of this Section 14.5, or (b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

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(2) Such evidence shall consist of

(a) a certificate made by any two officers or directors of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b) in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c) in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Trustee for such purposes hereby approves (acting reasonably), that such condition precedent has been complied with in accordance with the terms of this Indenture.

(3) Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a trustee, officer or employee of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

(4) Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the Person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the Person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such Person the conditions precedent in question have been complied with or satisfied.

(5) The Corporation shall furnish or cause to be furnished to the Trustee at any time if the Trustee reasonably so requires, its certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 14.6 Officer's Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officer's Certificate.

Section 14.7 Experts, Advisers and Agents

(1) In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Trustee  such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Trustee may reasonably require by written notice to the Corporation.

(2) In the exercise of its rights and duties hereunder, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Trustee pursuant to a request of the Trustee, provided that the Trustee examines the same and determines that such evidence complies with Applicable Legislation and with the applicable requirements of this Indenture.

(3) Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Trustee resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Trustee take the action to be based thereon.

(4) The Trustee may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any Counsel, and shall not be responsible for any misconduct or gross negligence on the part of any such experts or advisers who have been appointed with due care by the Trustee. The Corporation shall pay or reimburse the Trustee for any reasonable fees, expenses and disbursements of such counsel or advisors.

SECURED CONVERTIBLE DEBENTURE INDENTURE

(5) The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser, engineer or other expert or adviser, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice, whether retained or employed by the Corporation or by the Trustee, in relation to any matter arising in the administration of the agency hereof.

(6) The Trustee may employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation.

(7) Whenever Applicable Legislation requires that evidence be in the form of a certificate, the Trustee may accept such statutory declaration in lieu of a certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by one or more of the directors of the Corporation.

Section 14.8 Trustee May Deal in Debentures

Subject to Section 14.3, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

Section 14.9 Investment of Monies Held by Trustee

Until released in accordance with this Agreement, monies held by the Trustee shall be kept segregated in the records of the Trustee and shall be deposited in one or more interest-bearing trust accounts to be maintained by the Trustee in the name of the Trustee at one or more banks having a Standard and Poors Issuer Credit rating of AA- or above (an "Approved Bank"). All amounts held by the Trustee pursuant to this Agreement shall be held by the Trustee pursuant to the term of this Agreement and shall not give rise to a debtor-creditor or other similar relationship. The amounts held by the Trustee pursuant to this Agreement are at the sole risk of Corporation and, without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for any diminution of the monies which may result from any deposit made with an Approved Bank pursuant to this Section 14.9, including any losses resulting from a default by the Approved Bank or other credit losses (whether or not resulting from such a default) and any credit or other losses on any deposit liquidated or sold prior to maturity. The parties hereto acknowledge and agree that the Trustee will have acted prudently in depositing the monies at any Approved Bank.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 14.10 Trustee Not Ordinarily Bound

Except as provided in Section 8.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 14.3, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation's business, unless the Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 12, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

Section 14.11 Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

Section 14.12 Trustee Not Bound to Act on Trust's Request

Except as otherwise specifically provided in this Indenture, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

Section 14.13 Conditions Precedent to Trustee's Obligations to Act Hereunder

(1) The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(2) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

(3) The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them for which Debentures the Trustee shall issue receipts.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 14.14 Authority to Carry on Business

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces and territories of Canada but if, notwithstanding the provisions of this Section 14.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any of the provinces of Canada, either become so authorized or resign in the manner and with the effect specified in Section 14.1.

Section 14.15 Compensation and Indemnity

(1) The Corporation shall pay to the Trustee from time to time compensation for its services hereunder as agreed separately by the Corporation and the Trustee, and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed. Any fees and expenses of the trustee in connection herewith shall be paid by the Corporation within 30 days of issuance of an invoice therefor and, if not so paid, shall bear interest at a rate per annum to the then-current rate of interest charged by the Trustee to its corporate clients. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.

(2) The Corporation hereby indemnifies and holds the Trustee and its affiliates, their successors and assigns, as well as its and their respective directors, officers, employees and agents, harmless from and against any and all claims, demands, assessments, interest, penalties, actions, suits, proceedings, liabilities, losses, damages, costs and expenses, including, without limiting the foregoing, expert, consultant and counsel fees and disbursements on a solicitor and client basis, arising from or in connection with any actions or omissions that the Trustee or they take pursuant to this Indenture, provided that the Corporation need not reimburse any cost or expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or bad faith or fraud. This indemnity shall survive the resignation or removal of the Trustee and the termination or discharge of this Indenture.

(3) Notwithstanding any other provision of this Indenture, the Trustee shall not be liable for any (i) breach by any other party of the Applicable Securities Legislation, (ii) lost profits or (iii) punitive, consequential or special damages of any Person.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 14.16 Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

Section 14.17 Third Party Interests

Each party to this Indenture (in this paragraph referred to as a "representing party") hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of such representing party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee's prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

Section 14.18 Anti-Money Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in noncompliance with any applicable anti-money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on 10 days' prior written notice sent to the Corporation provided that (i) the Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Trustee's satisfaction within such 10-day period, then such resignation shall not be effective.

Section 14.19 Privacy Laws

The Corporation acknowledges that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)  to provide the services required under this Indenture and other services that may be requested from time to time;

(b) to help the Trustee manage its servicing relationships with such individuals;

(c) to meet the Trustee's legal and regulatory requirements; and

(d) if Social Insurance Numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual's identity for security purposes.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Trustee shall make available on its website, www.computershare.com, or upon request, including revisions thereto provided that it does at all times so fully in compliance with all applicable data protection and privacy laws promptly taking steps to remedy any non-compliance that is brought to its attention. Subject to the foregoing, the Trustee may transfer personal information to other companies in or outside of Canada that provide data processing and storage or other support in order to facilitate the services it provides.

Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

Section 14.20 Force Majeure

Neither party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

14.21 Trustee Not Required to Give Notice of Default

The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required to do so under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

ARTICLE 15- SUPPLEMENTAL INDENTURES

Section 15.1 Supplemental Indentures

From time to time the Trustee and, when authorized by a resolution of the directors of Corporation, the Corporation, may, subject to the provisions hereof, as need be, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

SECURED CONVERTIBLE DEBENTURE INDENTURE

(a) providing for the issuance of Additional Debentures under this Indenture;

(b) adding to the covenants of the Corporation herein contained for the protection of the Debentureholders, or of the Debentures of any series, or providing for events of default, in addition to those herein specified;

(c) making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Trustee relying on an opinion of Counsel will not be prejudicial to the interests of the Debentureholders;

(d) evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e) giving effect to any Extraordinary Resolution passed as provided in Article 12; and

(f) for any other purpose not inconsistent with the terms of this Indenture.

Unless the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. The Corporation and the Trustee may amend any of the provisions of this Indenture related to matters of United States law or the issuance of Debentures into the United States in order to ensure that such issuances can be made in accordance with applicable law in the United States without the consent or approval of the Debentureholders. Further, the Corporation and the Trustee may without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Debentures, providing that in the opinion of the Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.

ARTICLE 16- EXECUTION AND FORMAL DATE

Section 16.1 Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

SECURED CONVERTIBLE DEBENTURE INDENTURE

Section 16.2 Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of February 24, 2023 irrespective of the actual date of execution hereof.

SECURED CONVERTIBLE DEBENTURE INDENTURE

The parties have executed this Indenture.

STARFIGHERS SPACE, INC.

By:	/s/ Olga Balanovskaya
Name: Olga Balanovskaya
Title: Chief Financial Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Corentin Leverrier
Name: Corentin Leverrier
Title: Corporate Trust Officer

By:	/s/ Angela Fletcher
Name: Angela Fletcher
Title: Corporate Trust Officer

SECURED CONVERTIBLE DEBENTURE INDENTURE

Schedule A - Form of Debenture

[If to a Canadian Debentureholder, add:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISUER IN ANY PROVINCE OR TERRITORY.]

[All Debentureholders, add:]

"THESE DEBENTURES AND THE SECURITIES DELIVERABLE UPON THE CONVERSION THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, EACH AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [For Debentures issued outside the United States in offshore transactions pursuant to Rule 903 of Regulation S, add: FURTHERMORE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.]

THESE DEBENTURES MAY NOT BE CONVERTED UNLESS THESE DEBENTURES AND THE COMMON SHARES ISSUABLE UPON CONVERSION THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE."]

[If a Global Debenture, add:

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST INDENTURE DATED AS OF THE 24th DAY OF FEBRUARY, 2023 BETWEEN STARFIGHTERS SPACE, INC. AND COMPUTERSHARE TRUST COMPANY OF CANADA (THE "INDENTURE"). EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE DEBENTURE AND THE SECURITIES DELIVERABLE UPON THE CONVERSION THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, EACH AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. FURTHERMORE, THE SECURITY REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

SECURED CONVERTIBLE DEBENTURE INDENTURE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO STARFIGHTERS SPACE, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.]

CUSIP 85529MAA2

ISIN CA85529MMA23

No. ●	Principal Amount US$●

STARFIGHTERS SPACE, INC.

(a corporation incorporated under the laws of State of Delaware)

5.0% SECURED CONVERTIBLE DEBENTURE

DUE FEBRUARY 24, 2025

STARFIGHTERS SPACE, INC. (the "Corporation") for value received hereby acknowledges itself indebted and, subject to the provisions of the debenture indenture (the "Indenture") dated as of February 24, 2023, between the Corporation and Computershare Trust Company of Canada (the "Trustee"), promises to pay to the registered holder hereof on February 24, 2025 or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture (any such date, the "Maturity Date") the principal amount hereof in lawful money of the United States of America on presentation and surrender of this Initial Debenture at the main branch of the Trustee in Calgary, Alberta, in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from, and including, the date hereof, at the rate of 5.0% per annum (based on a year of 360 days comprised of twelve 30-day months), in like money, in arrears in equal (less any tax required by law to be deducted or withheld) on the Maturity Date and, should the Corporation at any time make default in the payment of any principal, premium, if any, or interest, to pay interest (less any tax required by law to be deducted or withheld) on the amount in default at the same rate, in like money and on the same date.  Any such rights to payment of any principal or interest shall be subject to the conversion provisions attached to this Initial Debenture.

C-2	SECURED CONVERTIBLE DEBENTURE INDENTURE

This Initial Debenture is one of the 5.0% Secured Convertible Debentures (referred to herein as the "Initial Debentures") of the Corporation issued or issuable in one or more series under the provisions of the Indenture. The Initial Debentures authorized for issue immediately are limited to an aggregate principal amount of $8,000,000 in lawful money of the United States of America. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are or are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.

The Initial Debentures are issuable only in denominations of $100 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations.

Subject to the provisions in the Indenture and without further action on the part of the Registered Holder, if after February 24, 2023, and prior to the Maturity Date, the Corporation completes a listing of its Common Shaes on a Recognized Stock Exchange, the principal amount of the Initial Debentures and all accrued and unpaid interest thereon (less any tax required by law to be deducted or withheld) to the Forced Conversion Date (as defined herein) will automatically convert into Common Shares at the Conversion Price upon delivering a written notice (the "Forced Conversion Notice") to the Trustee in accordance with the Indenture and to the Registered Holder by way of news release. The effective date for the forced conversion (the "Forced Conversion Date") shall be the date the Common Shares are listed on such Recognized Stock Exchange, and on such Forced Conversion Date: (i) all of the principal amount of this Debenture and all accrued and unpaid interest thereon (less any Tax which the Corporation is required by law to deduct or withhold)  shall be deemed to be converted into Common Shares at the then-applicable Conversion Price; and (ii) the registered holder hereof shall be entered in the books of the Corporation as at the Forced Conversion Date as the holder of the number of Common Shares, as applicable, into which this Initial Debenture is convertible.

The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion but in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest determined in accordance with the Indenture.

Not less than 30 days prior to the consummation of: (i) any event as a result of or following which any person, or persons acting jointly or in concert directly or indirectly within the meaning of applicable securities legislation, beneficially owns or exercises control or direction over an aggregate of more than 50% of the outstanding Common Shares; or (ii) the sale or other transfer of all or substantially all of the consolidated assets of the Corporation, unless the holders of voting securities of the Corporation immediately prior to such sale, merger, reorganization or other similar transaction hold securities representing 50% or more of the voting control or direction in the Corporation or the successor entity upon completion of such merged, reorganized or other continuing entity (collectively, a "Change of Control"), the Corporation shall notify the holders of the Initial Debentures of the Change of Control, and the holders of the Initial Debentures shall, in their sole discretion, have the right to require the Corporation to, either: (i) purchase the Debentures at 100% of the principal amount thereof plus unpaid interest to the Maturity Date; or (ii) convert the Debentures at the price per Common Share paid for the Common Shares being acquired as part of the Change of Control (the "Change of Control Offer"). If 90% or more of the principal amount of all Debentures outstanding on the date the Corporation provides notice of a Change of Control to the Trustee have been tendered for purchase pursuant to the Change of Control Offer, the Corporation has the right to redeem all the remaining outstanding Initial Debentures on the same date and at the same price.

C-3	SECURED CONVERTIBLE DEBENTURE INDENTURE

If a bona fide offer is made for the Initial Debentures and 90% or more of the principal amount of all the Initial Debentures (other than Initial Debentures held at the date of the offer by or on behalf of the Offeror, associates or affiliates of the Offeror) are taken up and paid for by the Offeror, the Offeror will be entitled to acquire the Initial Debentures of those holders who did not accept the offer on the same terms as the Offeror acquired the first 90% of the principal amount of the Initial Debentures.

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct secured obligation of the Corporation.

These Initial Debentures and the Common Shares issuable upon conversion ("Underlying Securities") hereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States.  The Initial Debentures may not be converted absent an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.  In addition, the Initial Debentures and Common Shares may only be offered and sold to pursuant to and in compliance with (i) an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws, or (ii) a safe harbor from such registration requirements provided by Rule 903 or Rule 904 of Regulation S of the U.S. Securities Act.  To the extent any Debentures or Underlying Securities are transferred, and except as may otherwise be confirmed by a legal opinion of counsel of recognized standing in form and substance reasonably acceptable to the Corporation, such securities will remain "restricted securities" and will continue to be endorsed with the U.S. Legends required by the Indenture.  As the Corporation is a "domestic issuer" within the meaning ascribed to such term in Rule 405 under the U.S. Securities Act and Rule 902(e) of Regulation S, any of such securities sold outside the United States in accordance with Rule 903 or Rule 904 of Regulation will continue to be "restricted securities" under Rule 905 of Regulation S. "U.S. person" and "United States" are as defined in Regulation S under the U.S. Securities Act.

The Indenture contains provisions whereby all holders of outstanding Debentures (or in certain circumstances, specific series of Debentures) will be bound by resolutions passed at meetings of such holders held in accordance with such provisions, and instruments signed by the holders of a specified majority of outstanding Debentures (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

C-4	SECURED CONVERTIBLE DEBENTURE INDENTURE

The Indenture contains provisions disclaiming any personal liability on the part of holders of Shares and officers, directors and employees of the Corporation in respect of any obligation or claim arising out of the Indenture or this Initial Debenture.

This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in the City of Calgary and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustee may designate. No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation. Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture. In the event of any inconsistency between the terms of this Initial Debenture and the Indenture, the terms of the Indenture shall govern.

C-5	SECURED CONVERTIBLE DEBENTURE INDENTURE

IN WITNESS WHEREOF STARFIGHTERS SPACE, INC. has caused this Debenture to be signed by its Chief Executive Officer as of February ●, 2023.

STARFIGHTERS SPACE, INC.

By:
Name:
Title:

TRUSTEE'S CERTIFICATE

This Initial Debenture is one of the 5.0% Secured Convertible Debentures due November February 24, 2025 referred to in the Indenture within mentioned.

Dated:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Name:
Title:

REGISTRATION PANEL

(No writing hereon except by Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Registrar

C-6	SECURED CONVERTIBLE DEBENTURE INDENTURE

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________, whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or US$               principal amount hereof*) of STARFIGHTERS SPACE, INC. standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated:_______________________________________________________________________________________

Address of Transferee: _______________________________________________________________________

(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable: _________________________________________

*If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be $100 or an integral multiple thereof, unless you hold an Initial Debenture in a non-integral multiple of $100 by reason of your having exercised your right to exchange upon the making of a Change of Control Offer, in which case such Initial Debenture is transferable only in its entirety) to be transferred.

LEGAL OPINION REQUIREMENT

THE TRANSFEROR MUST DELIVER AN OPINION OF COUNSEL TOGETHER WITH THIS FORM OF ASSIGNMENT AND SUCH OTHER DOCUMENTATION REASONABLE REQUIRED BY THE COMPANY, WHICH MAY INCLUDE A U.S. ACCREDITED INVESTOR CERTIFICATE OF THE TRANSFEREE.  THE LEGAL OPINION MUST BE TO THE EFFECT THAT THE TRANSFER OF THE INITIAL DEBENTURES HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR IS EXEMPT OR NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS.  THE LEGAL OPINION WILL NOT BE SUFFICIENT UNLESS IT IS IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION AND TRUSTEE) TOGETHER WITH SUCH OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION AND TRUSTEE.  THE TRANSFER ACKNOWLEDGES THAT THE FORM OF DEBENTURE CERTIFICATE ISSUED TO THE TRANSFEREE WILL BE ENDORSED WITH THE U.S. LEGEND REQUIRED BY THE INDENTURE GOVERNING THE INITIAL DEBENTURE ISSUED TO THE TRANSFEROR.

CHECK TO INDICATE IF LEGAL OPINION ATTACHED:

 Legal Opinion Attached

Certificates will not be registered or delivered to unless the above box is checked.

C-7	SECURED CONVERTIBLE DEBENTURE INDENTURE

If the box above is checked, holders are encouraged to consult with the Corporation and the Trustee in advance to determine that the legal opinion tendered in connection with the transfer will be satisfactory in form and substance to the Corporation and the Trustee.

REASON FOR TRANSFER - For US Residents only (where the individual(s) or corporation receiving the securities is a US resident). Please select only one (see instructions below).

Gift                    Estate              Private Sale            Other (or no change in ownership)

Date of Event (Date of gift, death or sale):            Value per Debenture on the date of event:

                                       CAD OR   USD

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration record or enlargement, or any change whatsoever.  The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  The Guarantor must affix a stamp bearing the actual words:  "SIGNATURE GUARANTEED", "MEDALLION GUARANTEED" OR "SIGNATURE & AUTHORITY TO SIGN GUARANTEE", all in accordance with the transfer agent's then current guidelines and requirements at the time of transfer.  For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a "SIGNATURE & AUTHORITY TO SIGN GUARANTEE" Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a "MEDALLION GUARANTEED" Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature of Guarantor:

Authorized Officer	Signature of transferring registered holder

Name of Institution

C-8	SECURED CONVERTIBLE DEBENTURE INDENTURE